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Exhibit 4.2

AMERICOLD WAREHOUSE INVESTMENT PORTFOLIO LLC

AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO

[            ]% SENIOR SECURED NOTES DUE 2020

INDENTURE

Dated as of May [            ], 2010

Wells Fargo Bank, National Association, as Trustee

 CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	10.07
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.03, 4.04, 13.2, 13.05
(b)	10.07
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	10.05
(d)	12.08
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 13.02
(c)	7.01.
(d)	7.01
(e)	6.11
316(a)(last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	13.14
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*
This Cross-Reference Table is not part of the Indenture.

2

i

EXHIBITS
Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

        INDENTURE dated as of May [            ], 2010, among Americold Warehouse Investment Portfolio LLC, a Delaware limited liability company (the "Company"), the Subsidiary Guarantors (as defined below) listed on the signature pages hereto and Wells Fargo Bank, National Association, a national banking association, as trustee (the "Trustee").

        The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the [            ]% Senior Secured Notes due 2020 (the "Notes") issued under this Indenture:

ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE

        Section 1.01    Definitions

        "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "Acquired Indebtedness" means Indebtedness or Disqualified Stock of a Person:

          (1)   existing at the time such Person becomes a Restricted Subsidiary of the Company; or

          (2)   assumed in connection with an Asset Acquisition and not incurred in connection with or in contemplation or anticipation of such event;

        provided that Indebtedness of such Person which is redeemed, defeased (including the deposit of funds in a valid trust for the exclusive benefit of holders and the trustee thereof, sufficient to repay such Indebtedness in accordance with its terms), retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

        "Acquirer" means ART Icecap Holdings LLC, a Delaware limited liability company and the direct parent of the Company.

        "Acquirer Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, between Acquirer and the Collateral Agent, pursuant to which the Capital Stock of the Company is pledged as Notes Collateral.

        "Act of Required Debtholders" means, as to any matter at any time, a direction in writing delivered to the Collateral Agent by or with the written consent of the Required Collateral Representatives.

        "Additional Notes" means an unlimited maximum aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 4.09 and 4.12 as part of the same series as the Initial Notes.

        "Adjusted Total Assets" means, for any Person, the Total Assets for such Person and its Restricted Subsidiaries (except assets comprising Bank Collateral and general intangibles other than Pari Passu Hedging Obligations), plus any and all accumulated depreciation on tangible assets that do not constitute Bank Collateral, as of any Transaction Date, as adjusted to reflect the application of the proceeds of the Incurrence of Indebtedness and issuance of Disqualified Stock on the Transaction Date.

        "Affiliate" means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or under common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided that:

          (1)   a beneficial owner of 20% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control; and

          (2)   the right to designate a member of the Board of a Person or a Parent of that Person will not, by itself, be deemed to constitute control.

        "After-Acquired Property" means any property of the Company or any Subsidiary Guarantor acquired after the date hereof that is intended to secure the Notes and the Pari Passu Obligations.

        "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

        "Americold Realty Trust" means Americold Realty Trust, a Maryland real estate investment trust.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Acquisition" means:

          (1)   an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged or consolidated into or with the Company or any of its Restricted Subsidiaries; or

          (2)   an acquisition by the Company or any of its Restricted Subsidiaries from any other Person that constitutes all or substantially all of a division or line of business, or one or more real estate properties, of such Person.

        "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

          (1)   all or any of the Capital Stock of any Restricted Subsidiary (including by issuance of such Capital Stock);

          (2)   all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

          (3)   any other property and assets of the Company or any of its Restricted Subsidiaries (other than Capital Stock of a Person which is not a Restricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary, in each case of clauses (1), (2) and (3), that is not governed by Section 5.01 hereof;

provided that "Asset Sale" shall not include:

          (a)   sales or other dispositions of inventory, receivables and other current assets permitted under the Bank Collateral Security Documents;

          (b)   sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $5 million in any transaction or series of related transactions;

          (c)   Permitted Investments or Restricted Payments made in accordance Section 4.07 hereof;

          (d)   leases of Real Estate Assets granted by the Company or any of its Subsidiaries to customers in the ordinary course of business;

          (e)   Permitted Liens; and

          (f)    any transactions that, pursuant to Section 4.10 hereof, are defined not to be an Asset Sale.

        "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing:

          (1)   the sum of the products of:

            (a)   the number of years (calculated to the nearest one-twelfth) from such date of determination to the date of each successive scheduled principal (or redemption) payment of such debt security; and

            (b)   the amount of such principal (or redemption) payment;

      by:

          (2)   the sum of all such principal (or redemption) payments.

        "Bank Collateral" means any and all of the following assets and properties now owned or at any time hereafter acquired by the Company or any Subsidiary Guarantor: (a) all accounts, including all accounts and rights to receive payments, indebtedness and other obligations (whether constituting an account, chattel paper (including electronic chattel paper), instrument, document or general intangible) which arise as a result of or in connection with (i) the sale or lease of inventory, goods or merchandise, (ii) the provision of services, or (iii) any of the Customer Agreements or any other warehousing, storage or transportation arrangement provided by the Company or any Subsidiary Guarantor to any customer, including all Storage and Rent Charges, and, in each such case, the right to payment of any interest or finance charges, (b) all right, title and interest in each Customer Agreement; (c) all payment intangibles (including corporate and other tax refunds), other than any payment intangibles that represent tax refunds in respect of or that otherwise relate to Notes Collateral; (d) all equipment other than Racking and Refrigeration Equipment and inventory (to the extent required under the Bank Debt Documents); (e) all collection accounts, deposit accounts, disbursement accounts, lock-boxes, securities accounts and commodity accounts and any cash or other assets including all Cash Equivalents in, or credited to, any such accounts (other than the assets and rights described in clause (v) of the definition of Notes Collateral); (f) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses, all documents, letter of credit rights and supporting obligations; (g) all Liens purporting to secure any of the foregoing; (h) all books and records related to the foregoing; (i) all collateral and guarantees given by any other person with respect to any of the foregoing; and (j) all products, proceeds and supporting obligations of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to inventory (to the extent required under the Bank Debt Documents) and accounts of the Company or any Subsidiary Guarantor and business interruption insurance; provided, however, that proceeds arising from Bank Collateral described in clause (f) herein shall not constitute Bank Collateral unless such proceeds would otherwise constitute Bank Collateral in any of the foregoing clauses (a) through (e) and (g) through (i). All terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code.

        "Bank Collateral Agent" means Wells Fargo Capital Finance, LLC, as agent under the Bank Facility, together with its successors and assigns in such capacity as well as any other agent or Person acting in such capacity or as secured party under any other Credit Facility.

        "Bank Collateral Security Documents" means, collectively, each Mortgage, security agreement, pledge agreement and other collateral and security document from time to time executed by the Company, any Subsidiary Guarantor or Acquirer in favor of the Bank Collateral Agent, whereby the Bank Collateral Agent is granted a Lien in Collateral as security for the Credit Facility Indebtedness and the Bank Product Obligations (if any), in each case as amended, supplemented, extended, or otherwise modified or restructured from time to time.

        "Bank Debt Documents" means the Credit Facility, any agreements pursuant to which any Bank Product Obligations are incurred, any additional credit agreement or indenture related thereto and all other loan documents, security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the Credit Facility.

        "Bank Debt Obligations" means all Credit Facility Indebtedness and Bank Product Obligations secured pursuant to clause (10) of the definition of Permitted Liens.

        "Bank Facility" means the revolving credit facility provided to the Company and one or more of the Subsidiary Guarantors pursuant to that certain Credit Agreement, dated as of the date hereof, among the Company, such Subsidiary Guarantors, the Bank Collateral Agent, and the Bank Lenders, as amended, supplemented, extended, replaced or refinanced (in whole or in part) or otherwise modified or restructured from time to time.

        "Bank Intercreditor Agreement" means the Lien Subordination and Intercreditor Agreement, dated as of the date hereof, among the Company, the Subsidiary Guarantors, Acquirer, the Collateral Agent, the Bank Collateral Agent and other parties permitted to benefit from security over the Collateral from time to time that accede thereto.

        "Bank Lender Group" means, collectively, the Bank Collateral Agent, the Bank Lenders, each Person that issues any letters of credit under the Credit Facility, and each Bank Product Provider.

        "Bank Lenders" means the lenders from time to time party to the Credit Facility.

        "Bank Product Obligations" means all Bank Product Obligations under and as defined in the Bank Intercreditor Agreement, in each case to the extent secured by the Collateral in accordance with the terms of the Credit Facility and the other Bank Collateral Security Documents (subject to the terms of the Bank Intercreditor Agreement).

        "Bank Product Obligations Cap" means $15 million.

        "Bank Product Provider" means any Person that provides Bank Products to the Company or any Subsidiary Guarantor, or any of their respective Subsidiaries.

        "Bank Products" has the meaning set forth in the Bank Intercreditor Agreement.

        "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board" means:

          (1)   with respect to any corporation, the board of directors of such corporation or any committee of the board of directors of such corporation authorized, with respect to any particular matter, to exercise the power of the board of directors of such corporation;

          (2)   with respect to any partnership, any partner (including, without limitation, in the case of any partner that is a corporation, the board of directors of such corporation or any authorized committee thereof) with the authority to cause the partnership to act with respect to the matter at issue;

          (3)   in the case of a trust, including any real estate investment trust, any trustee or board of trustees with the authority to cause the trust to act with respect to the matter at issue;

          (4)   in the case of a limited liability company (an "LLC"), the managing member, management committee or other Person or group with the authority to cause the LLC to act with respect to the matter at issue; and

          (5)   with respect to any other entity, the Person or group exercising functions similar to a board of directors of a corporation.

        "Board Resolution" means a copy of a resolution certified by the secretary or assistant secretary (or an individual performing similar duties) of the Company to have been duly adopted by the Company's Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Borrowing Base" means, as of any date, an amount equal to (i) 85% of the book value of all accounts receivable owned by the Company and its Subsidiaries as at the end of the most recent month preceding such date; plus (ii) 65% of the value of all inventory owned by the Company and its Subsidiaries as at the end of the most recent month preceding such date; plus (iii) 50% of the book value of all Equipment (other than Racking and Refrigeration Equipment) owned by the Company and its Subsidiaries as at the end of the most recent month preceding such date; all calculated on a consolidated basis and in accordance with GAAP.

        "Broker-Dealer" has the meaning of "broker dealer" set forth in the Registration Rights Agreement.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

        "Capital Contribution" means any contribution to the equity of the Company for which no consideration is given, or if given, consists only of the issuance of Qualified Capital Stock (or, if other consideration is given, the Capital Contribution shall only include the value of the contribution in excess of such other consideration).

        "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations, or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock and Units, but excluding any debt securities convertible into such equity.

        "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person. Solely for purposes of Section 6.01(7) hereof, no Inland Leases shall be deemed to be a Capitalized Lease.

        "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

        "Cash Equivalent" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof);

          (2)   time deposits, bankers acceptances and certificates of deposit and commercial paper issued by the Parent of any domestic commercial bank having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's;

          (3)   marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision or public instrumentality thereof bearing (at the time of investment therein) one of the two highest ratings obtainable from either S&P or Moody's; and

          (4)   liquid investments in money market funds substantially all of the assets of which are securities of the type described in clauses (1) through (3); provided that the securities described in clauses (2) through (3) inclusive have a maturity of one year or less after the date of acquisition.

        "Change of Control" means:

          (1)   any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of Americold Realty Trust or of the Company, in each case on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of (a) the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or (b) the economic interests in the transferee;

          (2)   any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of (a) the total voting power in the aggregate of all classes of Capital Stock of Americold Realty Trust then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable, or (b) the economic interests in Americold Realty Trust, or of more than 50% of (x) the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable, or (y) the economic interests in the Company;

          (3)   during any period of 12 consecutive months after the Issue Date, Persons who at the beginning of such 12-month period constituted the Board of Americold Realty Trust (together with any new Persons whose election was approved by a vote of a majority of the Persons then still comprising the Board who were either members of the Board at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Americold Realty Trust then in office;

          (4)   Americold Realty Trust ceases to be a general partner of the Operating Partnership; or

          (5)   Any event or circumstance occurs as a result of which Americold Realty Trust ceases to hold, either directly or indirectly, at least 51% of the voting and economic interests in the Company.

        "Class" means every Series of Priority Lien Debt, taken together.

        "Clearstream" means Clearstream Banking, S.A. and any successor thereto.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means the Notes Collateral and the Bank Collateral.

        "Collateral Agent" means Wilmington Trust FSB, in its capacity as collateral agent for the holders of the Notes and Pari Passu Obligations, together with its successors and assigns.

        "Collateral Representative" means (i) with respect to the Notes, the Trustee, and (ii) with respect to Pari Passu Obligations, the trustee, agent or other representative of such Pari Passu Obligations designated in the applicable Pari Passu Documents.

        "Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of the date of this Indenture, among the Company, the Subsidiary Guarantors from time to time party thereto, Acquirer, the Trustee, each other Collateral Representative, if any, and the Collateral Agent (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time).

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

        "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), which have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such Person's common stock.

        "Company" means Americold Warehouse Investment Portfolio LLC, a Delaware limited liability company, which is, as of the date hereof, an indirect wholly owned subsidiary of Americold Realty Trust, and its successors and assigns.

        "Consolidated Coverage Ratio" of any Person on any Transaction Date means the ratio, on a pro forma basis, of:

          (1)   the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses for the Reference Period, to

          (2)   the aggregate Consolidated Interest Expense of such Person during the Reference Period;

provided that for purposes of such calculation:

          (a)   acquisitions, dispositions or permanent discontinuations of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income-producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period;

          (b)   transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period;

          (c)   the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction Date) shall be assumed to have occurred on the first day of such Reference Period;

          (d)   the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Restricted Subsidiaries is a party to an Interest Swap or Hedging

  Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; and

          (e)   whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings related thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculation shall be determined in good faith by a responsible financial or accounting officer of the Company.

        "Consolidated EBITDA" means, for any Person and for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus, without duplication, to the extent such amount was deducted in determining Consolidated Net Income, the following:

          (1)   Consolidated Interest Expense for such period;

          (2)   provisions for taxes based on income of such Person and its Restricted Subsidiaries for such period;

          (3)   depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period;

          (4)   any non-cash items reducing the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, except for any non-cash items to the extent they represent an accrual or reserve for cash expenses in any future period or amortization of a prepaid cost or expense that was paid in a prior period; and

          (5)   any extraordinary, unusual, or non-recurring losses or charges, including, but not limited to, impairment charges, unrealized losses or charges arising from securities held as investments or other financial instruments, any expenses relating to the Formation Transactions, severance or other employee termination payments, plant shutdown costs, other losses, charges and expenses incurred in connection with discontinued operations, mergers, acquisitions, dispositions or restructurings (including related integration costs), and expenses relating to the realization of synergies from the foregoing reducing the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period;

  less, without duplication, to the extent such amount was included in determining Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, any non-cash items of such Person and its Restricted Subsidiaries other than accruals of revenues (including reimbursements) by such Person or its Restricted Subsidiaries in the ordinary course of business;

in each case determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP) of:

          (1)   interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued, of such Person and its Restricted Subsidiaries during such period, including:

            (a)   original issue discount and noncash interest payments or accruals on any Indebtedness;

            (b)   interest attributable to Capitalized Lease Obligations;

            (c)   amortization of fees or expenses incurred in connection with the incurrence or issuance of Indebtedness;

            (d)   the interest portion of all deferred payment obligations; and

            (e)   all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period; and

          (2)   dividends accrued or payable by such Person or any of its Subsidiaries in respect of Disqualified Stock (other than by Restricted Subsidiaries of such Person to such Person or such Person's Restricted Subsidiaries).

        For purposes of this definition:

  (x)
  interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; and

  (y)
  interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Restricted Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

        "Consolidated Net Income" means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that:

          (1)   net income (or loss) of any other Person which is not a Restricted Subsidiary of the Person, or that is accounted for by such specified Person by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Restricted Subsidiary of such Person;

          (2)   all gains and losses which are extraordinary (as determined in accordance with GAAP) shall be excluded;

          (3)   any gain (or loss) from the sale or other disposition of assets, from the write-up or write-down of assets, or from the issuance or sale of any Capital Stock shall be excluded;

          (4)   any net after-tax gain (or loss) attributable to the early extinguishment, repurchase or conversion of Indebtedness shall be excluded; and

          (5)   the net income, if positive, of any of such Person's Restricted Subsidiaries shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (2), (3), (4) and (5), such amounts shall be excluded only to the extent included in computing such net income (or loss) on a consolidated basis and without duplication.

        "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

        "Credit Facility" means the Bank Facility, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case, as the Bank Facility and/or such agreements, instruments and documents may be amended, supplemented, extended, renewed, refinanced, replaced or otherwise modified or restructured from time to time (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereof), whether by the same or any other agent, lender or group of lenders (including by means of issuance or sales of debt securities to institutional investors, and whether a single or multiple facility or facilities).

        "Credit Facility Indebtedness" means all Indebtedness committed or outstanding from time to time under the Credit Facility that is incurred under Section 4.09(b)(1) hereof.

        "Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Custodian with respect to the Notes in global form, and any and all successors thereto appointed as Custodian hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

        "Customer Agreement" means any warehouse, storage, transportation, logistics or other agreement or arrangement whereby the Company or any Subsidiary Guarantor provides warehouse or storage space, or warehouse, storage, transportation, logistics or other services, to any customer.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Discharge of Bank Debt Obligations" means (a) termination or expiration of all commitments to extend credit that would constitute Bank Debt Obligations; (b) payment in full in cash of the principal of, and interest and premium, if any, on all Bank Debt Obligations (other than any undrawn letters of credit), other than from the proceeds of an incurrence of Bank Debt Obligations; (c) cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount, and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the Bank Debt Documents) or discharge of all outstanding letters of credit constituting Bank Debt Obligations; and (d) payment in full in cash of all other Bank Debt Obligations that are outstanding and unpaid at the time the Bank Debt Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time by the Person entitled thereto).

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock (i) are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.15 hereof and (ii) provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.10 and 4.15 hereof, unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Equally and Ratably" means, in reference to sharing of Liens or proceeds thereof as between holders of Notes and Pari Passu Obligations within the same Class, that such Liens or proceeds:

          (1)   will be allocated and distributed first to the Collateral Representative for each outstanding Series of Priority Lien Debt within that Class, for the account of the holders of such Series of Priority Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and Special Interest (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on, each outstanding Series of Priority Lien Debt within that Class when the allocation or distribution is made, and thereafter

          (2)   will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Notes and Pari Passu Obligations within that Class) to the Collateral Representative for each outstanding Series of Priority Lien Debt within that Class, for the account of the holders of any remaining Notes and Pari Passu Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Notes and Pari Passu Obligations within that Class due and demanded (with written notice to the applicable Collateral Representative and the Collateral Agent) prior to the date such distribution is made.

        "Equipment" means equipment as defined in §9-102 of the Uniform Commercial Code, other than fixtures.

        "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the Notes issued in the Exchange Offer in accordance with Section 2.07(f).

        "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

        "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Excluded Person" means (a) Ronald W. Burkle, (b) any entities controlled (directly or indirectly) by Ronald W. Burkle, (c) The Yucaipa Companies, LLC, (d) any investment funds managed by any of the foregoing Persons, or (e) any Affiliates of the foregoing Persons in which greater than 50% of the total voting power normally entitled to vote in the election of directors, managers, trustees, or similar positions, as applicable, is beneficially owned by, directly or indirectly, on a collective basis, the foregoing Persons.

        "Exempted Affiliate Transaction" means:

          (1)   compensation arrangements for employees of Affiliates that are approved by a majority of independent (as to such transactions) members of the Board of the Company, provided that compensation arrangements for employees who are exclusively employed by the Company and its Subsidiaries and who provide services exclusively to the Company and its Subsidiaries shall not require such approval;

          (2)   payments of reasonable fees and expenses to the members of the Board;

          (3)   transactions solely between the Company and any of its Subsidiaries or solely among Restricted Subsidiaries of the Company;

          (4)   Permitted Sharing Arrangements;

          (5)   Procurement Contracts; and

          (6)   Restricted Payments permitted under Section 4.07 hereof.

        "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy:

          (1)   for a transaction or series of related transactions involving an amount exceeding $5 million, as determined in good faith by a majority of the Board of the Company as being done in compliance with this definition and confirmed in an officer's certificate to the trustee; and

          (2)   for (a) a transaction or series of related transactions involving Real Estate Assets, an amount exceeding $5 million, and (b) for any other transaction or series of related transactions, an amount exceeding $15 million, as determined by a nationally recognized appraisal or valuation firm selected by the Company or such Subsidiary, with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined.

        "Funds From Operations" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period excluding gains or losses from debt restructurings and sales of property, plus depreciation of Real Estate Assets and amortization related to Real Estate Assets and other non-cash charges related to Real Estate Assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States of America. Unless otherwise stated, all terms relating to accounting or financial matters should be interpreted in conformity with GAAP.

        "Global Note Legend" means the legend set forth in Section 2.07(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Sections 2.01 or 2.07 hereof.

        "Government Securities" means direct obligations (or certificates representing an ownership interest in such obligation) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof), and the payment for which the United States of America pledges its full faith and credit.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Holder" means a Person in whose name a Note is registered.

        "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to (including as a result of an acquisition), or become responsible for, the payment of, contingently or otherwise, such Indebtedness (including Acquired Indebtedness); provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

        "Indebtedness" of any Person means, without duplication:

          (1)   all liabilities and obligations, contingent or otherwise, of such Person:

            (a)   in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

            (b)   evidenced by bonds, Notes, debentures or similar instruments;

            (c)   representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

            (d)   evidenced by bankers' acceptances;

            (e)   for the payment of money relating to a Capitalized Lease Obligation; or

            (f)    evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

          (2)   all net obligations of such Person under Interest Swap and Hedging Obligations; and

          (3)   all liabilities and obligations of others of the kind described in the preceding clause (1) or (2) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person.

        "Indenture" means this Indenture, as amended or supplemented from time to time.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Initial Notes" means the $300,000,000 aggregate principal amount of Notes issued under this Indenture on the date of this Indenture.

        "Inland Leases" means the eleven affiliated leases, dated September 28, 2007, by and among various subsidiaries of Inland American Real Estate Trust, Inc., a Maryland corporation, as landlord, and Versacold USA, Inc., a Minnesota corporation (f/k/a Atlas Cold Storage USA Inc.), as tenant, for properties located at: 1619 Antioch Church Street, Piedmont, South Carolina; 2130 Old Georgia Highway, Gaffney, South Carolina; 86 Jackson Concourse, Pendergrass, Georgia; 1680 Candler Road, Gainesville, Georgia; 215 Industrial Park Rd. N.E., Cartersville, Georgia; 2006 Industrial Boulevard, Douglas, Georgia; 240-250 Chester Street, St. Paul, Minnesota; 6765 Imron Drive, Belvidere, Illinois;

7130 Winnetka Avenue, Brooklyn Park, Minnesota; 17113 County Road 29, New Ulm, Minnesota; and 1000 Arctic Avenue, Zumbrota, Minnesota.

        "Institutional Accredited Investor" means an institution that is an "accredited investor "as defined in Rule 501(a)(l), (2),(3) or (7) under the Securities Act, who are not also QIBs.

        "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

        "Insolvency or Liquidation Proceeding" means:

          (1)   any case commenced by or against the Company or any other Subsidiary Guarantor under the Bankruptcy Law, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Subsidiary Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Subsidiary Guarantor or any similar case or proceeding relative to the Company or any other Subsidiary Guarantor or its creditors, as such, in each case whether or not voluntary;

          (2)   any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Subsidiary Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, unless otherwise permitted by the Indenture and the Notes Collateral Security Documents;

          (3)   any proceeding in connection with any of the foregoing seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to the Company or any other Subsidiary Guarantor or any of their assets;

          (4)   any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Subsidiary Guarantor are determined and any payment or distribution is or may be made on account of such claims; or

          (5)   any analogous procedure or step in any jurisdiction.

        "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of such Person) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, Notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary to be an Unrestricted Subsidiary.

        "Issue Date" means the date of the original issuance of the Notes under this Indenture.

        "Legal Holiday" means any day other than a Business Day.

        "Legended Regulation S Global Note" means a global Note in the form of Exhibit A bearing the Global Note Legend, the Regulation S Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

        "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing, authorized by or on behalf of the issuers, of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Lien Sharing and Priority Confirmation" means as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the Indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the benefit of all holders of Notes or Pari Passu Obligations and each future Collateral Representative:

          (1)   that all Notes and Pari Passu Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by the Company or any Subsidiary Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Notes Collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Agent for the benefit of all holders of Notes and Pari Passu Obligations Equally and Ratably;

          (2)   that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement and the Bank Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

          (3)   consenting to the terms of this Agreement and the Bank Intercreditor Agreement and the Collateral Agent's performance of, and directing the Collateral Agent to perform, its obligations under this Agreement and the Bank Intercreditor Agreement.

        "Make-Whole Premium" means, with respect to any Note at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount and premium, if any, that would be payable on such Note on May [            ], 2015, as set forth under Section 3.07 hereof and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including May [            ], 2015, discounted on a semi-annual bond equivalent basis from May [            ], 2015 to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the principal amount of the Note being redeemed.

        "Management Services Agreements" mean one or more services agreements, dated on or about the date hereof, between the Company and certain Subsidiaries of Americold Realty Trust, pursuant to which such Subsidiaries will make available to the Company and its Subsidiaries senior management functions and certain administrative and support services.

        "Mortgages" means real property mortgages or deeds of trust dated as of date hereof or, in the case of any After-Acquired Property, as of the date such After-Acquired Property becomes Collateral.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means:

          (1)   with respect to any Asset Sale other than the sale of Capital Stock of a Restricted Subsidiary, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of:

    (a)
    brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

    (b)
    provisions for all Taxes (including Taxes of Americold Realty Trust) actually paid or payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole;

    (c)
    payments made by the Company or its Restricted Subsidiaries to repay Indebtedness (other than Indebtedness subordinated in right of payment to the Notes or a Subsidiary Guarantee) or any other obligations outstanding at the time of such Asset Sale that either (I) are secured by a Lien on the property or assets sold; or (II) are required to be paid as a result of such sale; and

    (d)
    amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP;

provided, however, that with respect to an Asset Sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person; and

          (2)   with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountant's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof (provided, however, that with respect to an issuance or sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person).

        "Non-U.S. Person" means a Person who is not a U.S. Person.

        "Note Guarantee" means the Guarantee by each Subsidiary Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

        "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes, including any Exchange Notes, shall be treated as a single Series of Priority Lien

Debt and as a single class for all purposes under this Indenture, and, unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes, including any Exchange Notes.

        "Notes Collateral" means (i) all of the Capital Stock of the Company; (ii) all of the Pledged Real Estate Assets and the Racking and Refrigeration Equipment located at the warehouses comprising the Pledged Real Estate Assets, whether now owned or hereafter acquired, existing or arising; (iii) any contractual rights of an RE Subsidiary under service or maintenance agreements (but excluding Customer Agreements and the Management Services Agreements) and warranties directly relating to the assets described in the immediately preceding clause (ii); (iv) any contractual rights under intercompany services and management agreements between the Company or the Subsidiary Guarantors and a TRS Subsidiary; (v) all collection accounts, deposit accounts, disbursement accounts, lock-boxes, securities accounts and commodity accounts and any cash or other assets (including all Cash Equivalents in, or credited to, such accounts) to the extent constituting identifiable cash proceeds from the sale by Acquirer, the Company or an RE Subsidiary of the Notes Collateral, plus interest, dividends, earnings and any other identifiable cash proceeds thereon, and minus withdrawals thereof that are applied as provided in the Indenture; (vi) all rights, title and interests of the Company or any Subsidiary Guarantor under any Pari Passu Hedging Obligations; (vii) to the extent evidencing, governing, securing or otherwise relating to the items referred to in the preceding clauses, all documents, letter of credit rights and supporting obligations; (viii) all Liens purporting to secure any of the foregoing; (ix) all books and records related to the foregoing; (x) all collateral and guarantees given by any other person with respect to any of the foregoing; and (xi) all products, proceeds and supporting obligations of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to the foregoing, but excluding, for purposes of clarity, all accounts and other Collateral described in clause (a) of the definition of "Bank Collateral."

        "Notes Collateral Security Documents" means, collectively, the Collateral Trust Agreement, Bank Intercreditor Agreement, Acquirer Pledge Agreement, Pledge and Security Agreement, Mortgage and other collateral and security documents from time to time executed by the Company, Acquirer or any Subsidiary Guarantor in favor of the Collateral Agent, whereby the Collateral Agent is granted a Lien in Collateral as security for the Notes and Pari Passu Obligations, in each case as amended, supplemented, extended, or otherwise modified or restructured from time to time.

        "Obligations" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest, Special Interest (if any), fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) under the Indenture or Pari Passu Documents, and, to the extent applicable, Bank Product Obligations.

        "Offering" means the offering of the Notes for sale by the Company.

        "Offering Circular" means the offering circular, dated May [            ], 2010, relating to the offering of the Initial Notes.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

        "Officer's Certificate" means a certificate signed on behalf of the Company or Subsidiary Guarantor, as applicable, by an officer of the Company or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Subsidiary Guarantor, as applicable.

        "Operating Partnership" means Americold Realty Operating Partnership L.P., a Delaware limited partnership.

        "Opinion of Counsel" means an opinion from legal counsel (which opinion may be subject to customary assumptions and exclusions) who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

        "Parent" of any Person means a legal entity which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such Person or of a Parent of such Person.

        "Pari Passu Documents" means any indenture, Credit Facility or other agreement pursuant to which any Pari Passu Obligations is incurred and the Notes Collateral Security Documents related thereto.

        "Pari Passu Hedging Obligations" means any Interest Swap and Hedging Obligations secured pursuant to clause (11) of the Permitted Liens Definition.

        "Pari Passu Hedging Obligations Cap" means all outstanding Pari Passu Hedging Obligations in excess of $20 million.

        "Pari Passu Obligations" means any additional Indebtedness (including net obligations under Interest Swap and Hedging Obligations) secured pursuant to clause (11) of the Permitted Liens Definition.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        "Permitted Business" means any business conducted or proposed to be conducted (as described in the Offering Circular) by the Company and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related complementary or ancillary thereto and reasonable expansions or extensions thereof.

        "Permitted Investment" means any of the following:

          (1)   an Investment in Cash Equivalents;

          (2)   Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments:

            (a)   the Acquired Person immediately thereupon is or becomes a Restricted Subsidiary of the Company; or

            (b)   the Acquired Person immediately thereupon either (I) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries and the surviving Person is the Company or a Restricted Subsidiary of the Company or (II) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries;

          (3)   Permitted Sharing Arrangement Payments;

          (4)   securities received in connection with an Asset Sale so long as such Asset Sale complies with the Indenture including Section 4.10 hereof (but, only to the extent the Fair Market Value of such securities and all other non-cash and non-Cash Equivalent consideration received complies with Section 4.10(a)(2) hereof); and

          (5)   Investments in the Company or in Restricted Subsidiaries of the Company.

        "Permitted Liens" means

          (1)   Liens existing on the date of this Indenture;

          (2)   Liens imposed by governmental authorities for taxes, assessments or other charges where nonpayment thereof is not subject to penalty or which are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the Company or a Restricted Subsidiary to the extent required in accordance with GAAP;

          (3)   statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that:

            (a)   the underlying obligations are not overdue for a period of more than 30 days; or

            (b)   such Liens are being contested in good faith and by appropriate actions and adequate reserves with respect thereto are maintained on the books of the Company or a Restricted Subsidiary to the extent required in accordance with GAAP;

          (4)   Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (5)   easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (6)   Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

          (7)   pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (8)   leases, subleases or similar rights granted by the Company or any of its Subsidiaries to customers (a) in the ordinary course of business of the Related Business or (b) not materially interfering with the conduct of the Company's business or materially detracting from the value of its assets;

          (9)   Liens to secure any Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.09(b)(3) hereof; provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien; and (b) the Indebtedness secured by such new Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness repaid, redeemed, defeased, refunded, refinanced, discharged or otherwise retired for value with such Refinancing Indebtedness, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such repayment, redemption, defeasance, refunding, refinancing, discharge or retirement;

          (10) Liens in favor of the Bank Collateral Agent, for the benefit of the Bank Lender Group, in respect of Indebtedness incurred under Section 4.09(b)(1) hereof and Bank Product Obligations (if any) granting (i) first-priority security over the Bank Collateral and (ii) second-priority security over the Notes Collateral (subject, in each case, to the terms of the Bank Intercreditor Agreement), provided that the aggregate outstanding amount of Bank Product Obligations that may benefit from such first-priority Liens on the Bank Collateral pursuant to this clause (10) shall not exceed the Bank Product Obligations Cap;

          (11) first-priority Liens in the Notes Collateral and second-priority Liens in the Bank Collateral granted by Acquirer, the Company and the Subsidiary Guarantors pursuant to the Notes Collateral Security Documents (subject to the Bank Intercreditor Agreement) in favor of the Collateral Agent for the benefit of (i) the holders of Notes, the Collateral Agent and the Trustee,

  (ii) providers of Interest Swap and Hedging Obligations in respect of the Notes that may be put in place on or around the Issue Date, and (iii) creditors (including any agent or trustee acting on their behalf) in respect of additional Indebtedness (including net obligations under Interest Swap and Hedging Obligations) provided that in the case of this clause (iii), (A) immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds therefrom, the aggregate amount of all outstanding Indebtedness (including the Notes) benefitting from a first-priority Lien over the Notes Collateral and second-priority Liens over the Bank Collateral is less than or equal to 50% of the Company's Adjusted Total Assets, (B) the creditors in respect of such Indebtedness and/or any agent or trustee appointed to act on their behalf accedes to and agrees to be subject to the terms of the Bank Intercreditor Agreement and Notes Collateral Security Documents, and (C) no member of the Bank Lender Group shall be granted a first-priority Lien in the Notes Collateral pursuant to this clause (11) with respect to Credit Facility Indebtedness or Bank Product Obligations benefiting from first-priority Liens granted pursuant to clause (10) of this definition; and

          (12) Liens granted by the Company or any of its Restricted Subsidiaries in connection with the Incurrence of Indebtedness under Section 4.09(b)(7) hereof (but only for the purpose of securing any assets acquired with such Indebtedness).

        "Permitted REIT Distribution" is a cash dividend by the Company equal to the amount calculated by the Company in good faith after reasonable diligence that would be necessary, if the Company itself were a real estate investment trust under the Code, to distribute to its equity holders with respect to any calendar year (whether during such year or after the end thereof) an amount equal to the "real estate investment trust taxable income" of the Company within the meaning of Code Section 857(b)(2), determined without regard to deductions for dividends paid and without regard to the exclusions in Code Section 857(b)(2)(C), (D), (E) and (F), but including therein all net capital gains and net recognized built-in gains within the meaning of Treasury Regulations Section 1.337(d)-6 or 1.337(d)-7 (whether or not such gains might otherwise be excluded or excludable therefrom), with such distributions to be made as and when determined by the Company, whether during or after the end of the year, if no Default or Event of Default shall have occurred and be continuing under clause (1), (2) or (5) under the definition of "Event of Default" above.

        "Permitted Sharing Arrangements" means (a) the Management Services Agreements in effect as of the Issue Date, and (b) any other contracts, agreements or other arrangements between the Company and/or one or more of its Subsidiaries and a Parent of the Company and/or one or more Subsidiaries of such Parent, pursuant to which such Persons share centralized management or other services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (i) such Permitted Sharing Arrangements are, in the reasonable determination of the Company, in the best interests of the Company and its Restricted Subsidiaries and consistent with and are no less favorable to the Company and its Restricted Subsidiaries than could be obtained in an arm's length transaction with Persons who are not Affiliates and (ii) the liabilities of the Company and its Restricted Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis and are reasonably proportionate to the benefits received by the Company and its Restricted Subsidiaries).

        "Permitted Sharing Arrangements Payment" means payments under Permitted Sharing Arrangements.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Pledge and Security Agreement" means the pledge and security agreement, among the Company, Subsidiary Guarantors and Collateral Agent, dated as of the date hereof.

        "Pledged Real Estate Assets" means all land that is owned or ground leased by the Company or a Subsidiary Guarantor and the warehouses and fixtures located thereon.

        "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), which have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

        "Priority Lien" means a Lien granted by a Notes Collateral Security Document to the Collateral Agent, at any time, upon any property of the Company or any Subsidiary Guarantor to secure Priority Lien Obligations.

        "Priority Lien Debt" means:

          (1)   the Notes issued on the date hereof under the Indenture; and

          (2)   Pari Passu Obligations; provided, in the case of any Additional Notes or other Indebtedness referred to in this clause (2), that:

            (a)   on or before the date on which such Pari Passu Obligations is incurred by the Company, such Pari Passu Obligations are designated by the Company, in an Officer's Certificate delivered to each Collateral Representative and the Collateral Agent, as "Priority Lien Debt" for the purposes of the Pari Passu Documents;

            (b)   such Pari Passu Obligations is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation;

            (c)   all requirements set forth in paragraph (11) of the definition of "Permitted Liens" hereunder and in the Collateral Trust Agreement have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Agent an Officer's Certificate stating that such requirements and other provisions have been satisfied and that such Additional Notes or such Indebtedness is "Priority Lien Debt"); and

            (d)   the Collateral Representative with respect to such Pari Passu Obligations, the Collateral Agent, the Company and each applicable Subsidiary Guarantor have duly executed and delivered the Collateral Trust Agreement (or a joinder to the Collateral Trust Agreement or a new Collateral Trust Agreement, substantially similar to the Collateral Trust Agreement, as in effect on the date of the Indenture); and the Collateral Representative with respect to such Pari Passu Obligations shall be subject to the Bank Intercreditor Agreement.

        "Priority Lien Obligations" means Priority Lien Debt and all other Obligations in respect thereof.

        "Private Placement Legend" means the legend set forth in Section 2.07(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "Procurement Contracts" means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices, and at prices that would be paid and under terms that are no less favorable to the Company and its Restricted Subsidiaries than would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Qualified Capital Stock" means any Capital Stock of a Person that is not Disqualified Stock.

        "Qualified Equity Issuances" means any public or private sale of (i) Qualified Capital Stock by the Company or (ii) Capital Stock by Americold Realty Trust or the Operating Partnership to the extent the Net Cash Proceeds of such sale are contributed to the Company as a Capital Contribution substantially concurrently therewith, and in each case, other than public offerings registered on Form S-8.

        "Racking" means the industrial racking within the buildings used by the Company and the Subsidiary Guarantors in their temperature-controlled warehouse business to store pallets of customer goods.

        "RE Subsidiary" means a Subsidiary of the Company (other than a TRS Subsidiary).

        "Real Estate Assets" means real property and all fixtures associated or used in connection therewith.

        "Reference Period" with regard to any Person means the four full fiscal quarters for which financial statements are available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

        "Refinancing Indebtedness" means Indebtedness or Disqualified Stock:

          (1)   issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part; or

          (2)   constituting an amendment, modification or supplement to, or a deferral or renewal of, any Indebtedness or Disqualified Stock ((1) and (2) above are, collectively, a "Refinancing") in a principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, not to exceed:

    (a)
    the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, of the Indebtedness or Disqualified Stock so refinanced; plus

    (b)
    all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

provided that Refinancing Indebtedness (other than a revolving line of credit from a commercial lender or other Indebtedness whose proceeds are used to repay a revolving line of credit from a commercial lender to the extent such revolving line of credit or other Indebtedness was not put in place for purposes of evading the limitations described in this definition) shall:

    (x)
    not have an Average Life shorter than the Indebtedness or Disqualified Stock to be so refinanced at the time of such Refinancing; and

    (y)
    be subordinated in right of payment to the rights of holders of the Notes if the Indebtedness or Disqualified Stock to be refinanced was so subordinated;

and provided further that to the extent that Refinancing Indebtedness is to be secured by Liens over assets of the Company and its Restricted Subsidiaries, the Liens benefitting such Refinancing Indebtedness are limited to all or part of the same assets securing the Indebtedness being refinanced, and do not have a higher priority than the Liens securing such Indebtedness and if secured by Bank Collateral or Notes Collateral, any trustee, agent or other representative of such Refinancing Indebtedness has executed a joinder to the Bank Intercreditor Agreement and the Collateral Trust Agreement, as applicable.

        "Refrigeration Equipment" means the equipment required or the principal function of which is to maintain a desired temperature within the buildings used by the Company and the Subsidiary Guarantors in their temperature-controlled warehouse business, which equipment generally includes vessels, receivers, compressors, pumps, evaporators, condensers and associated piping connecting such Equipment.

        "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, to be dated the date of this Indenture, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

        "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Restricted Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of the Company are materially related businesses or real estate related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership, operation and management of temperature-controlled warehouses.

        "Replacement Assets" means non-current tangible assets used or useful in a Related Business, provided that in the case of an Asset Sale involving Notes Collateral, only assets that will comprise Notes Collateral shall be Replacement Assets.

        "Required Collateral Representatives" means the Collateral Representatives collectively representing the holders of more than 50% of the aggregate outstanding principal amount of the Notes and all Pari Passu Obligations.

        For purposes of this definition, (a) Notes or Pari Passu Obligations registered in the name of, or Beneficially Owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding, (b) votes will be determined in accordance with Section 7.2 of the Collateral Trust Agreement, and (c) each Collateral Representative seeking to direct the Collateral Agent shall be required to deliver a certification verifying its holdings. The Collateral Agent has no obligation or duty to determine whether the vote of the requisite holders of the applicable Series of Priority Lien Debt was obtained as required in accordance with Section 7.2 of the Collateral Trust Agreement.

        "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Department of the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

        "Restricted Investment" means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

        "Restricted Payment" means, with respect to any Person (but without duplication):

          (1)   the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person;

          (2)   any payment by such Person on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person;

          (3)   other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness or any senior unsecured Indebtedness, directly or indirectly, by such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness; and

          (4)   any Restricted Investment by such Person;

        provided, that, the term "Restricted Payment" does not include any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Restricted Subsidiaries.

        "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated under the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Security Agreements" means the Acquirer Pledge Agreement and the Pledge and Security Agreement.

        "Series of Priority Lien Debt" means, severally, the Initial Notes, the Exchange Notes and any Additional Notes, Pari Passu Obligation and other Indebtedness that constitutes Priority Lien Debt.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "Significant Subsidiary" means for any Person, any Subsidiary which is a "significant subsidiary" of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Commission as in effect on the date hereof.

        "S&P" means Standard & Poor's Ratings Services and its successors.

        "Special Interest" means all "Special Interest" as defined in the Registration Rights Agreement.

        "Stated Maturity" means:

          (1)   with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and

          (2)   with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

        "Storage and Rent Charges" means all storage, rent, lease, space usage and other similar charges payable to the Company or any Subsidiary Guarantor under or in connection with any Customer Agreement or any other warehousing or storage arrangement provided by the Company or any Subsidiary Guarantor to any customer.

        "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or a Subsidiary Guarantee thereof, as applicable.

        'Subsidiary" means, with respect to any Person:

          (1)   any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date; or

          (2)   any partnership:

    (a)
    in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with such Person or its Subsidiaries a majority of the partnership interest; or

    (b)
    in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformity with GAAP and the financial statements of which are so consolidated.

        "Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of principal, premium and interest on the Notes by such Subsidiary Guarantor. Each Subsidiary Guarantee will be a senior obligation of the Subsidiary Guarantor and will be full and unconditional regardless of the enforceability of the Notes and the Indenture.

        "Subsidiary Guarantors" means:

          (1)   the current Subsidiary Guarantors identified in the following paragraph of this definition; and

          (2)   any of the Company's Subsidiaries that become Subsidiary Guarantors pursuant to the terms of the Indenture; but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the Indenture.

    As of the Issue Date, the Subsidiary Guarantors are:

    Atlas Cold Storage Logistics LLC
    Atlas Logistics Group Retail Services (Shelbyville) LLC
    Atlas Logistics Group Retail Services (Atlanta) LLC
    Atlas Logistics Group Retail Services (Roanoke) LLC
    Atlas Logistics Group Retail Services (Phoenix) LLC
    Atlas Logistics Group Retail Services (Denver) LLC
    Condyne Freezers, Inc.
    EIMSKIP HOLDINGS USA INC.
    Versacold Atlas Logistics Services USA LLC
    Versacold Cascade Inc.
    Versacold Logistics, LLC
    Versacold Logistics Services Texas LLC
    Versacold Logistics Services U.S. LLC
    Versacold Midwest LLC
    Versacold Northeast Logistics, LLC
    Versacold Northeast, Inc.
    Versacold Texas, L.P.
    VersaCold U.S. Inc.
    Versacold USA, Inc.

        "Tax" or "Taxes" means all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.

        "TIA" means the Trust Indenture Act of 1939, as in effect on the date of this Indenture's execution and as may be amended from time to time thereafter.

        "Total Assets" means, as of any date of determination, the total assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter of the Company for which an internal balance sheet is available, on a consolidated basis determined in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness, any Lien or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith or any property or assets that have been disposed of since the end of such fiscal quarter).

        "Transaction Date" means, with respect to the Incurrence of any Indebtedness or issuance of Disqualified Stock by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

        "Treasury Yield" means, as determined by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining Average Life of the Notes, provided that if the Average Life of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "TRS Subsidiary(ies)" means a Subsidiary of the Company that is treated as a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code and all of its Subsidiaries.

        "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving as trustee hereunder.

        "Units" means the limited partnership units of the Operating Partnership.

        "Uniform Commercial Code" means the Uniform Commercial Code for the State of New York, as amended.

        "Unlegended Regulation S Global Note" means a permanent global Note in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

        "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend

        "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A that bears the Global Note Legend, that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, that is deposited with or on behalf of and registered in the name of the

Depositary, representing a series of Notes, and that does not bear and is not required to bear the Private Placement Legend.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of the Company in the manner provided below. The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary); provided that:

          (1)   any Guarantee by the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary) of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company, the Subsidiary Guarantors or such Restricted Subsidiaries at the time of such designation;

          (2)   either:

            (a)   the Subsidiary to be so designated has total assets of $25,000 or less; or

            (b)   if such Subsidiary has assets greater than $25,000, such designation would not be prohibited under Section 4.07 hereof;

          (3)   if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (1) of this proviso would be permitted under Sections 4.07 and 4.09 hereof; and

          (4)   if after giving effect to the designation of a Subsidiary as an Unrestricted Subsidiary, on a pro forma basis, the Company and its Restricted Subsidiaries would be permitted to Incur at least $1.00 of Indebtedness under Section 4.09(a)(1) hereof.

        The Board of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that:

          (1)   no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

          (2)   all Liens, Indebtedness and Disqualified Stock of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred, granted or issued at such time, have been permitted to be Incurred, granted or issued and shall be deemed to have been Incurred, granted or issued for all purposes of the Indenture.

        Any such designation by the Board of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

        "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

        Section 1.02    Other Definitions.

Term	Defined in Section
"Affiliate Transaction"	4.11
"Asset Sale Proceeds Account"	10.09
"Authentication Order"	2.02
"Available Amount"	4.07
"Change of Control Offer"	4.15
"Change of Control Payment"	4.15
"Change of Control Payment Date"	4.15
"Covenant Defeasance"	8.03
"DTC"	2.03
"Event of Default"	6.01
"Excess Proceeds"	4.10
"Excess Proceeds Offer"	4.10
"incur"	4.09
"Legal Defeasance"	8.02
"Offer Amount"	3.09
"Offer Period"	3.09
"Paying Agent"	2.04	(a)
"Payment Default"	6.01
"Permitted Debt"	4.09
"Premises"	10.03
"Purchase Date"	3.09
"Registrar"	2.03
"Repurchase Offer"	3.09
"Restricted Payments"	4.07
"Supplemental Interest"	4.01

        Section 1.03    Incorporation by Reference of Trust Indenture Act.    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        "obligor" on the Notes and the Note Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

        Section 1.04    Rules of Construction.    Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and in the plural include the singular;

          (5)   "will" shall be interpreted to express a command;

          (6)   "herein," "hereof" and other word of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

          (7)   all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated

          (8)   "including" means" including without limitation;" and

          (9)   references to sections of, rules under or forms or items under the Securities Act, the Exchange Act or the TIA will be deemed to include substitute, replacement or successor sections, rules, forms or items adopted by the Commission from time to time.

ARTICLE 2

THE NOTES

        Section 2.01    Form and Dating.

          (a)    General.    The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued only in fully registered form without interest coupons in minimum principal denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b)    Global Notes.    Notes issued in global form shall be substantially in the form of Exhibit A (and shall include the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07.

          (c)    Regulation S Global Notes.    Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company ("DTC") in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to Section 2.07 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee

  shall cancel the Legended Regulation S Global Note. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d)    Euroclear and Clearstream Procedures Applicable.    The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

        Section 2.02 Execution and Authentication. At least one Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

        A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

        The Company may, subject to Article 4 and applicable law, issue Additional Notes under this Indenture, including Exchange Notes. The Initial Notes and any Additional Notes, including any Exchange Notes, subsequently issued shall be treated as a single Series of Priority Lien Debt and as a single class for all purposes under this Indenture.

        At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an "Authentication Order"), authenticate Notes for original issue in an aggregate principal amount specified in such Authentication Order and deliver or cause such Notes to be delivered as specified in such Authentication Order. The Authentication Order shall specify the amount of Notes to be authenticated and delivered and the date on which the Notes are to be authenticated and delivered.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate and deliver Notes. An authenticating agent may authenticate and deliver Notes whenever the Trustee may do so. Each reference in this Indenture to authentication and delivery by the Trustee includes authentication and delivery by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

        Section 2.03    Methods of Receiving Payments on the Notes.

        If a Holder has given wire transfer instructions to the Company, the Company shall pay (directly or through the Paying Agent) all principal of, premium (if any), interest and Special Interest (if any) on, such Holder's Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The Company shall inform each Paying Agent of such election.

        Section 2.04    Registrar and Paying Agent.

          (a)   The Company shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and a paying agent with an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          (b)   The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

          (c)   The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

        Section 2.05    Paying Agent to Hold Money in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium (if any), interest and Special Interest (if any) on, the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

        Section 2.06    Holder Lists.    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

        Section 2.07    Transfer and Exchange.

          (a)    Transfer and Exchange of Global Notes.    A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

            (1)   DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor Depositary within 60 days after receiving such notice or otherwise becoming aware of such condition;

            (2)   the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes other than in accordance with Section 2.07(c)(2); or

            (3)   there has occurred and is continuing a Default or Event of Default with respect to the Notes.

        Upon the occurrence of any of the preceding events in clauses (1), (2) or (3) of this Section 2.07(a), Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f).

          (b)    Transfer and Exchange of Beneficial Interests in the Global Notes.    The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (1) or (2) of this Section 2.07(b), as applicable, as well as one or more of the other following clauses of this Section 2.07(b), as applicable:

            (1)    Transfer of Beneficial Interests in the Same Global Note.    Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

            (2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes.    In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

              (A)  both:

                  (i)  a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                 (ii)  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

              (B)  both:

                  (i)  a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                 (ii)  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(i) above;

        provided, that, in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes other than in accordance with Section 2.07(c)(2)

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f), the requirements of this Section 2.07(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(j).

            (3)    Transfer of Beneficial Interests to Another Restricted Global Note.    A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:

              (A)  if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

              (B)  if the transferee will take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.    A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(2) above and:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not a Person who is an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following:

                1.     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

                2.     if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to clause (B) or (D) of this Section 2.07(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) of this Section 2.07(b)(4).

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.    If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

              (A)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

              (B)  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

              (C)  if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

              (D)  if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in clause (B) of this Section 2.07(c)(1), a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

              (E)  if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(j), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (2)    Beneficial Interests in Legended Regulation S Global Note to Definitive Notes.    A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.    A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (i) it is not an affiliate (as defined in Rule 144) of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (iii) it is acquiring the Exchange Notes in its ordinary course of business;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following:

                1.     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

                2.     if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (4), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.    If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(2), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(j), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(4) shall not bear the Private Placement Legend.

          (d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

            (1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.    If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

              (A)  if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

              (B)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

              (C)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

              (D)  if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) of this Section 2.07(d)(1), the appropriate Restricted Global Note, in the case of clause (B) of this Section 2.07(d)(1), the 144A Global Note, and in the case of clause (C) of this Section 2.07(d)(1), the Regulation S Global Note.

            (2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (i) it is not an affiliate (as defined in Rule 144) of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (iii) it is acquiring the Exchange Notes in its ordinary course of business;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following:

                1.     if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

                2.     if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

      and, in each such case set forth in this clause (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        Upon satisfaction of the conditions of any of clauses (A) through (D) in this Section 2.07(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (2)(B), (2)(D) or (3) of this Section 2.07(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e)    Transfer and Exchange of Definitive Notes for Definitive Notes.    Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

            (1)    Restricted Definitive Notes to Restricted Definitive Notes.    Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

              (A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

              (B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

              (C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (2)    Restricted Definitive Notes to Unrestricted Definitive Notes.    Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (i) it is not an affiliate (as defined in Rule 144) of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (iii) it is acquiring the Exchange Notes in its ordinary course of business;

              (B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  any such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following:

                1.     if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

                2.     if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests, an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes.    A Holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f)    Exchange Offer.    Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not affiliates (as defined in Rule 144) of the Company, (B) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) they are acquiring the Exchange Notes in their ordinary course of business; and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Notes so accepted Unrestricted Global Notes in the appropriate principal amount.

          (g)    Legends.    The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (1)    Private Placement Legend.

              (A)  Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

    "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

              (B)  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (2)    Global Note Legend.    Each Global Note will bear a legend in substantially the following form:

    "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

            (h)    Regulation S Global Note Legend.    The Regulation S Global Note shall bear a legend in substantially the following form:

    "THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN)."

            (i)    Original Issue Discount Legend.    Each Note issued with original issue discount shall bear a legend in substantially the following form:

    "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $            , THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $            , THE ISSUE DATE IS            , 20 AND THE YIELD TO MATURITY IS         % PER ANNUM."

            (j)    Cancellation and/or Adjustment of Global Notes.    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (k)    General Provisions Relating to Transfers and Exchanges.

              (1)   To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

              (2)   No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.15 and 9.05 hereof).

              (3)   The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (4)   All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid and legally binding obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

              (5)   Neither the Registrar nor the Company will be required:

                (A)  to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                (B)  to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;

                (C)  to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date; or

                (D)  to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Repurchase Offer.

              (6)   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium and interest on, such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

              (7)   The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

              (8)   All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile followed by the original.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 2.08    Replacement Notes.

          (a)   If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.

          (b)   Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

        Section 2.09    Outstanding Notes.

          (a)   The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a).

          (b)   If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser (as defined in § 8-303 of the Uniform Commercial Code).

          (c)   If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

          (d)   If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

        Section 2.10    Treasury Notes.    In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

        Section 2.11    Temporary Notes.

          (a)   Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

          (b)   Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

        Section 2.12    Cancellation.    The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all

Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). At the Company's request, notice of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

        Section 2.13    Defaulted Interest.    If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

        Section 2.14    CUSIP Numbers.    The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

        Section 3.01    Notices to Trustee.    If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth:

          (1)   the clause of this Indenture pursuant to which the redemption shall occur;

          (2)   the redemption date;

          (3)   the principal amount of Notes to be redeemed;

          (4)   CUSIP number; and

          (5)   the redemption price.

        Section 3.02    Selection of Notes to Be Redeemed or Purchased.    If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase on a pro rata basis (or, in the case of Global Notes, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depository.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

        Section 3.03    Notice of Redemption.    Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 12 of this Indenture.

        The notice shall identify the Notes, including all "CUSIP" numbers, to be redeemed and shall state:

          (1)   the redemption date;

          (2)   the redemption price;

          (3)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of such original Note upon cancellation of the original Note;

          (4)   the name and address of the Paying Agent;

          (5)   that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6)   that, unless the Company defaults in making such redemption payment, interest, if any, on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

          (7)   the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8)   that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

        Section 3.04    Effect of Notice of Redemption.    Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date, unless the Company defaults in making the applicable redemption payment. Notice of redemption may not be conditional.

        Section 3.05    Deposit of Redemption or Purchase Price.    On or prior to 12:00 p.m. Eastern Time on any redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest and Special Interest (if any) on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly, and in any event within two Business Days after the redemption or purchase date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and Section 4.01 hereof.

        Section 3.06    Notes Redeemed or Purchased in Part.    Upon surrender and cancellation of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

        Section 3.07    Optional Redemption.

          (a)   At any time prior to May [            ], 2013, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of [            ]% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date), with the Net Cash Proceeds from one or more Qualified Equity Issuances; provided that:

            (1)   at least 65% of the aggregate principal amount of Notes initially issued under this Indenture remains outstanding immediately after the occurrence of such redemption (including any Additional Notes but excluding any Notes held by the Company and its Subsidiaries); and

            (2)   the redemption occurs within 90 days after the date on which any such Qualified Equity Issuance is consummated.

          (b)   Except as described in this Section 3.07, the Notes are not redeemable at the Company's option prior to the third anniversary of the Issue Date.

          (c)   On or after May [            ], 2015, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest (if any) thereon, to the applicable redemption date (subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May [            ] of the years indicated below:

Year	Percentage
2015	[ ]	%
2016	[ ]	%
2017	[ ]	%
2018 and thereafter	100.000%

          (d)   In each of the three years in the period commencing on the date hereof and ending on May [            ], 2013, the Company may, on one or more occasions, redeem up to 10% of the original aggregate principal amount of the Initial Notes in each such year upon not less than 30 days nor more than 60 days notice, at a redemption price equal to 103% of the principal amount of the Notes redeemed and accrued and unpaid interest and Special Interest (if any) thereon, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the applicable redemption date).

          (e)   At any time prior to May [            ], 2015, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Make-Whole Premium as of, and accrued and unpaid interest and Special Interest (if any) thereon, to the date of redemption (subject to the rights of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (f)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Unless the Company defaults in payment of the redemption price, and after the redemption date, interest will cease to accrue on the Notes or portions thereof called redemption.

        Section 3.08    Mandatory Redemption.    The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

        Section 3.09    Repurchase Offers.    In the event that, pursuant to Section 4.10 or Section 4.15 hereof, the Company shall be required to commence an offer to all Holders to purchase all or a portion of their respective Notes (a "Repurchase Offer"), it will follow the procedures specified below.

        The Repurchase Offer shall be made to all Holders of Notes and all holders of Pari Passu Obligation containing provisions with respect to sales of assets or changes of control that are similar to those set forth in this Indenture. The Repurchase Offer will be completed no earlier than 30 days and no later than 60 days after notice of the Repurchase Offer is provided to the Holders, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or Section 4.15 and such other Pari Passu Obligation (on a pro rata basis, if applicable)(the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes and such other Pari Passu Obligation tendered in response to the Repurchase Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Repurchase Offer.

        Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which will govern the terms of the Repurchase Offer, shall state:

          (1)   that the Repurchase Offer is being made pursuant to this Section 3.09 and either Section 4.10 or Section 4.15 hereof and the length of time the Repurchase Offer will remain open;

          (2)   the Offer Amount, the purchase price and the Purchase Date;

          (3)   that any Note not tendered or accepted for payment will continue to accrue interest and Special Interest (if any);

          (4)   that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer will cease to accrue interest and Special Interest (if any) after the Purchase Date;

          (5)   that Holders electing to have a Note purchased pursuant to the Repurchase Offer may elect to have Notes purchased only in minimum denominations of $2,000 or in integral multiples of $1,000 in excess thereof;

          (6)   that Holders electing to have Notes purchased pursuant to the Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transferred by book-entry transfer, to the Company, Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

          (7)   that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portion thereof) the Holder delivered for purchase and statement that such Holder is withdrawing his election to have such Note purchased;

          (8)   that, if the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Pasu Obligations required to be repaid or prepaid and/or surrendered by holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and such other Pari Passu Obligation to be purchased on a pro rata basis based on the aggregate principal amount of Notes and such other Pari Passu Obligation surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

          (9)   that Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

        On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes (and other Pari Passu Obligations or portions thereof) properly tendered and not withdrawn pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes and other Pari Passu Obligations properly tendered and not withdrawn, and shall deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on, or as soon as practicable after, the Purchase Date.

        Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.07 hereof.

        The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09, 4.10 or 4.15, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09, 4.10 or 4.15 by virtue of such compliance.

ARTICLE 4

COVENANTS

        Section 4.01    Payment of Notes.    The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than three Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. The Company shall pay all Special Interest (if any) in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

        The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments, and Special Interest (if any) of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

        Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        Section 4.02    Maintenance of Office or Agency.    The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar, co-registrar or agent of the Trustee or Registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. Until the Company designates otherwise, its office or agency will be the Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        Section 4.03    Reports.

          (a)   So long as any Notes are outstanding:

            (1)   If Americold Realty Trust or the Company files with the Commission all reports and other information with respect to the Company and its Subsidiaries as the Company would be required to file with the Commission as a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, on or prior to the respective dates by which the Company would be required so to file such documents with the Commission, the Company will provide copies of all such reports to the Trustee and will have no further reporting obligations to the holders of Notes.

            (2)   If Americold Realty Trust or the Company does not so file reports and other information with the Commission as set forth in Section 4.03(a)(1) or filing such reports by Americold Realty Trust or the Company with the Commission is not permitted by Commission practice or applicable law or regulations, the Company will provide to the Trustee the following reports:

              (A)  within 90 days after the end of the Company's fiscal year beginning with the first fiscal year ending after the date hereof, annual reports containing, to the extent applicable the following information:

                1.     audited consolidated balance sheets of the Company or its predecessor as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Company or its predecessor for the three most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements;

                2.     unaudited pro forma income statement information and balance sheet information of the Company (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal year;

                3.     a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section covering the audited financial statements, including a discussion of the results of operations, financial condition and liquidity and capital resources of the Company, and a discussion of material commitments and contingencies and critical accounting policies in a level of detail that is comparable in all material respects to the Offering Circular;

                4.     a description of the business, management and equity holders of the Company, all material Affiliate transactions and a description of all material contractual arrangements, including material debt instruments; and

                5.     a description of material risk factors and material recent developments.

              (B)  within 45 days after the end of the first three fiscal quarters in each fiscal year of the Company beginning with the quarter ending June 30, 2010 all quarterly reports of the Company containing the following information:

                1.     an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed statements of income and cash flow for the most recent quarter year-to-date period ending on the unaudited condensed balance sheet date, and the comparable prior year periods, together with condensed footnote disclosure;

                2.     unaudited pro forma income statement information and balance sheet information of the Company (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the relevant quarter;

                3.     a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section covering the unaudited financial statements, including a discussion of the results of operations, financial condition, EBITDA and material changes in liquidity and capital resources of the Company, and a discussion of material changes not in the ordinary course of business in commitments and contingencies since the most recent report;

                4.     material recent developments and any material changes to the risk factors disclosed in the most recent annual report; and

              (C)  promptly after the occurrence of any material acquisition, disposition or restructuring or any senior executive officer or director changes at the Company or a change in auditors of the Company or any other material event that the Company or any of its Restricted Subsidiaries announces publicly, a report containing a description of such event.

          (b)   All financial statement and pro forma financial information shall be prepared in accordance with GAAP.

          (c)   The Company shall prominently post the reports prepared pursuant to Section 4.03(a)(2) on the Company's primary internet site or on the primary internet site of Americold Realty Trust and such information or reports shall be publicly available; provided, however, that the Company shall provide a copy of such reports to the Trustee and shall use reasonable efforts to inform the Trustee and the Holders the availability of such reports, which may be satisfied by, among other things, releasing a press release on any national business press release wire service containing a link to the internet site address containing the reports.

          (d)   If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" or any equivalent description or discussion of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of its Unrestricted Subsidiaries.

          (e)   Reports by the Company or its Subsidiaries delivered to the Trustee should be considered for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

        Section 4.04    Compliance Certificate.

          (a)   The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b)   So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end consolidated financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such consolidated financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c)   So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within five Business Days after any Officer becomes aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

        Section 4.05    Taxes.    The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

        Section 4.06    Stay Extension and Usury Laws.    The Company and each of the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

        Section 4.07    Restricted Payments.

          (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly make a Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment:

            (1)   a Default or Event of Default shall have occurred and be continuing;

            (2)   the Company could not Incur at least $1.00 of Indebtedness under Section 4.09(a) hereof;

            (3)   the aggregate amount of all Restricted Payments (excluding Restricted Payments permitted by clauses (i)-(iv) of this Section 4.07(b)) (the amount, if other than in cash, means the Fair Market Value of any property used therefor) made on and after the Issue Date shall exceed the sum of, without duplication:

              (A)  95% of the total of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2010 and ending on the last day of the last fiscal quarter preceding the Transaction Date;

              (B)  100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by this Indenture of Capital Stock of the Company (other than Disqualified Stock and other than an issuance or sale to an employee stock ownership plan or trust established by the Company or any of the Subsidiaries for the benefit of their employees) to a Person who is not a Subsidiary of the Company, exclusive of Qualified Equity Issuances to the extent used to redeem Notes in compliance with Section 3.07 hereof, and the amount of any of the Company's or the Restricted Subsidiaries' Indebtedness that was issued and sold for cash upon the conversion or exchange of such Indebtedness after the Issue Date into the Capital Stock of the Company (other than Disqualified Stock), or otherwise received as Capital Contributions, exclusive of Capital Contributions to the extent used to redeem Notes in compliance with Section 3.07 hereof provided that the case of conversion of Indebtedness into Capital Stock the amount of such Indebtedness for purposes of this clause (B) shall not exceed the net cash and Net Cash Equivalent proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness;

              (C)  an amount equal to the net reduction in Investments (other than Permitted Investments) in any Person other than a Restricted Subsidiary after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the net cash and Net Cash Equivalent proceeds received by the Company from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations);

              (D)  the Fair Market Value of noncash tangible assets or Capital Stock (other than the Capital Stock of the Company or its Parent) representing interests in Persons acquired after the Issue Date to the extent such interests were acquired in exchange for an issuance of Qualified Capital Stock; and

              (E)  the Fair Market Value of noncash tangible assets or Capital Stock (other than the Capital Stock of the Company or that of its Parent) representing interests in Persons contributed as a Capital Contribution to the Company after the Issue Date.

          (b)   Notwithstanding the foregoing, the Company and each Restricted Subsidiary of the Company (with respect to clauses (i)-(iv)) may:

              (i)  pay any dividend, distribution or other payment on or with respect to its Capital Stock to the extent payable solely in shares of its Qualified Capital Stock;

             (ii)  make a declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company, provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) with all dividends and distributions so made;

            (iii)  make any payments with respect to Disqualified Stock or Indebtedness at the stated time and amounts pursuant to the original terms of the instruments governing such obligations;

            (iv)  make any Restricted Payments in an aggregate amount from the Issue Date to the date of determination not to exceed $10,000,000; and

             (v)  make Permitted REIT Distributions.

        Section 4.08    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

            (1)   pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary;

            (2)   pay any Indebtedness owed to the Company or any Subsidiary Guarantor;

            (3)   make loans or advances to the Company or any Subsidiary Guarantor; or

            (4)   transfer its property or assets to the Company or any Subsidiary Guarantor.

          (b)   Notwithstanding the foregoing Section 4.08(a) hereof, such Section shall not apply to any encumbrances or restrictions:

            (1)   imposed under the Credit Facility as in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of the Credit Facility; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are not in the aggregate materially less favorable to the Holders of the Notes than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

            (2)   existing under or by reason of applicable law;

            (3)   existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

            (4)   in the case of Section 4.08(a)(4), (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any property or assets of any Restricted Subsidiary not otherwise prohibited by this Indenture or (c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or the value of property or assets of any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries, taken as a whole;

            (5)   with respect solely to one or more Restricted Subsidiaries and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, any such Restricted Subsidiaries, pending the closing of such sale or disposition;

            (6)   contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (a) the encumbrance or restriction applies only in the event of a default contained in such Indebtedness or agreement, (b) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and (c) such encumbrance or restriction would not reasonably be expected to adversely affect the ability of the Company to make principal or interest payments on the Notes, as determined in good faith by the Board of the Company; or

            (7)   in connection with and pursuant to permitted refinancings thereof, replacements of restrictions imposed pursuant to clause (3), (4) or (6) of this paragraph (b) that are not more restrictive than those being replaced and do not apply to any other Person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced.

          (c)   Nothing contained in this covenant shall prevent the Company or any Restricted Subsidiary from:

            (1)   creating, incurring, assuming or suffering to exist any Permitted Liens or Liens not prohibited by Section 4.12 hereof; or

            (2)   restricting the sale or other disposition of property or assets of the Company or property or assets of any of its Restricted Subsidiaries that secure Indebtedness of the Company or Indebtedness of any of its Restricted Subsidiaries in accordance with the terms of such Indebtedness or any related security document.

        Section 4.09    Incurrence of Indebtedness and Issuance of Disqualified Stock.

          (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock; provided, however, that the Company or any Restricted Subsidiary may Incur any other Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock, if on the date of any such Incurrence or issuance, after giving effect to, on a pro forma basis, such Incurrence or issuance and the receipt and application of the proceeds therefrom:

            (1)   the aggregate amount of all outstanding Indebtedness (excluding any Credit Facility Indebtedness, including any letters of credit and related reimbursement obligations or banker's acceptances outstanding thereunder, to the extent that it is secured by a first-priority Lien on the Bank Collateral) and the Disqualified Stock of the Company and the Disqualified Stock of Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to Section 4.09(b)(3) hereof or otherwise), determined on a consolidated basis, without duplication, is less than or equal to 60% of the Adjusted Total Assets of the Company; and

            (2)   the Consolidated Coverage Ratio of the Company would be greater than or equal to 2.0 to 1.0.

          (b)   Notwithstanding the foregoing Section 4.09(a) hereof, the Company or any Restricted Subsidiary shall be entitled to Incur or issue any and all of the following:

            (1)   Indebtedness under the Credit Facility in an outstanding principal amount not to exceed the greater of (A) an amount equal to the Borrowing Base of the Company and Subsidiary Guarantors under the Credit Facility and (B) $60,000,000 less, in the case of this clause (B) only, the principal amount of any such Indebtedness repaid subsequent to the Issue Date as provided under Section 4.10 hereof (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by the amount of such repaid Indebtedness), provided that in no event shall such amount be reduced below $40,000,000;

            (2)   Indebtedness between and among the Company and a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all its obligations with respect to the Notes and (C) if a Subsidiary Guarantor is the obligor on any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Note Guarantee;

            (3)   Refinancing Indebtedness with respect to outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4), (5), (7) or (8) of this paragraph (b)) and any refinancings thereof;

            (4)   Indebtedness:

                (i)  in respect of performance, surety or appeal bonds Incurred in the ordinary course of business;

               (ii)  under Currency Agreements and Interest Swap and Hedging Obligations; provided that such agreements:

                (A)  are designed to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and are not entered into for speculative purposes; and

                (B)  do not increase the Indebtedness of the obligor outstanding, at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

              (iii)  arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any obligations of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries on a consolidated basis in connection with such disposition;

            (5)   Guarantees of the Notes and Guarantees of Indebtedness of the Company or Indebtedness of any of the Subsidiary Guarantors by the Company or any of the Subsidiary Guarantors; provided such Indebtedness is permitted by and made in accordance with the terms of this Indenture at the time of the incurrence of such underlying Indebtedness or at the time such guarantor becomes a Restricted Subsidiary;

            (6)   Indebtedness evidenced by the Notes and the Note Guarantees thereof and represented by this Indenture up to the amounts issued pursuant thereto as of the Issue Date;

            (7)   Capitalized Lease Obligations, mortgage financings or purchase money Indebtedness, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement (including at any point subsequent to the purchase) of property, plant or equipment used in the business of the

    Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Capital Stock of any Person owning such assets), or repairs, additions or improvements to such assets, and any Refinancing Indebtedness Incurred to refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of other Indebtedness Incurred pursuant to this clause (7) and then outstanding, not to exceed the greater of (i) $75,000,000 and (ii) 10% of Adjusted Total Assets at the time Incurred; and

            (8)   additional Indebtedness and Disqualified Capital Stock in an aggregate principal amount (or accreted value, if applicable) or liquidation amount at any time outstanding, not to exceed $10 million.

          (c)   For purposes of determining any particular amount of Indebtedness under this covenant:

            (1)   Indebtedness Incurred under the Credit Facility shall be treated as Incurred pursuant to Section 4.09(b)(1); and

            (2)   Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included as additional Indebtedness.

          (d)   For purposes of determining compliance with this covenant:

            (1)   in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

            (2)   the Company will be entitled at the time of Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above, and with respect to any Indebtedness Incurred pursuant to any specific clause under Section 4.09(b) above, the Company may, after such Indebtedness is Incurred, reclassify all or a portion of such Indebtedness under a different clause of paragraph (b); and

            (3)   In the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in Section 4.09(b) or is entitled to be Incurred pursuant to Section 4.09(a) (whether at the time such Indebtedness is actually Incurred or at any date after such Indebtedness is Incurred), the Company shall, in its sole discretion at any time and from time to time, classify (and may later reclassify) any such item of Indebtedness and may divide and classify any such Indebtedness in more than one of the types of Indebtedness described.

          (e)   Indebtedness or Disqualified Stock of any Person that is not a Restricted Subsidiary, which Indebtedness or Disqualified Stock is outstanding at the time such Person becomes a Restricted Subsidiary (including by designation) or is merged with or into or consolidated with the Company or one of its Restricted Subsidiaries, shall be deemed to have been Incurred or issued at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, or one of the Restricted Subsidiaries, and Indebtedness or Disqualified Stock which is assumed at the time of the acquisition of any asset shall be deemed to have been Incurred or issued at the time of such acquisition.

          (f)    Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness the Company and the Subsidiary Guarantors may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

        Section 4.10    Asset Sales.

          (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless:

            (1)   the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of as part of such Asset Sales;

            (2)   at least 75% of the consideration received consists of cash, Cash Equivalents or Replacement Assets; provided that, for purposes of this clause (2) the amount of any securities or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (or as to which the Company or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to purchase or cause to be purchased or otherwise to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90 day period) will be deemed to be cash, provided further that if Replacement Assets are received, the Fair Market Value of such Replacement Assets will be considered for purposes of determining whether the requirements of Section 4.10(a)(1) have been met, and

            (3)   with respect to any Asset Sale of Real Estate Assets, up to 75% of the consideration may consist of senior secured Indebtedness of the purchaser of such Real Estate Assets, so long as (i) the aggregate amount of all such Indebtedness received as consideration from all such Asset Sales from the Issue Date does not exceed $50,000,000; (ii) such Indebtedness is secured by a first-priority Lien on the Real Estate Assets sold in favor of the Company or a Subsidiary Guarantor, as applicable; (iii) any instruments, mortgages, bonds, debentures or other evidences of such Indebtedness and first-priority Lien are pledged by the Company or a Subsidiary Guarantor, as applicable, as Notes Collateral pursuant to the terms of the Notes Collateral Security Documents; and (iv) the Trustee receives an Opinion of Counsel regarding the valid creation, perfection and enforceability of such security.

          (b)   With respect to any Asset Sale involving assets other than assets comprising Notes Collateral, within 365 days after the receipt of the Net Cash Proceeds of such an Asset Sale, an amount equal to such Net Cash Proceeds must be:

            (1)   invested in or committed to be invested in, pursuant to a binding commitment subject only to reasonable, customary closing conditions, and provided the Net Cash Proceeds in the committed amount are, in fact, so invested, within an additional 180 days:

              (A)  fixed assets and property (other than Notes, bonds, obligations and securities), including maintenance (provided such maintenance shall relate to Collateral and shall be intended to maintain or increase the value of the relevant fixed assets or property) and capital expenditures, in each case, which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be part of the Company's Related Business or a Related Business of such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such transaction and shall be Collateral to the extent the assets sold, transferred or disposed of constituted Collateral; or

              (B)  a controlling interest in the Capital Stock of an entity engaged in a Related Business; provided that concurrently with the acquisition of such controlling interest, such entity becomes a Restricted Subsidiary and its assets become Collateral to the extent the assets sold, transferred or disposed of constituted Collateral; or

            (2)   used to repay and permanently reduce Indebtedness outstanding under the Credit Facility (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount).

          Pending the application of any such Net Cash Proceeds as described above, the Company must deposit such Net Cash Proceeds in a collateral account to the extent required under the terms of the Credit Facility.

          (c)   With respect to any Asset Sale involving assets comprising Notes Collateral, within 365 days after the receipt of the Net Cash Proceeds of such an Asset Sale, an amount equal to such Net Cash Proceeds must be:

            (1)   invested in or committed to be invested in, pursuant to a binding commitment subject only to reasonable, customary closing conditions, and provided the Net Cash Proceeds in the committed amount are, in fact, so invested, within an additional 180 days:

              (A)  fixed assets and property (other than Notes, bonds, obligations and securities), including maintenance (provided such maintenance shall relate to Notes Collateral and shall be intended to maintain or increase the value of the relevant fixed assets or property) and capital expenditures, in each case, which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be part of the Company's Related Business or a Related Business of such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such transaction and shall be Notes Collateral; or

              (B)  a controlling interest in the Capital Stock of an entity engaged in a Related Business; provided that concurrently with the acquisition of such controlling interest, such entity becomes a Restricted Subsidiary and its assets become Notes Collateral; or

            (2)   used to repay and permanently reduce any Indebtedness secured by a first-priority Lien over the Notes Collateral that ranks pari passu with the Notes (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount).

          Pending the application of any such Net Cash Proceeds as described above, the Company must deposit such Net Cash Proceeds in a segregated collateral account held by or under the control of (for purposes of the Uniform Commercial Code) the Collateral Agent.

          (d)   Any Net Cash Proceeds from Asset Sales that are not or were not applied or invested as provided in the first sentence of Section 4.10(b) or (c) (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute "Excess Proceeds."

          (e)   Within 30 days following each date on which the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will make an offer to purchase from the Holders of the Notes and holders of any of the other Indebtedness of the Company ranking pari passu with the Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds from such Asset Sale, on a pro rata basis, an aggregate principal amount (or accreted value, as applicable) of Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price in cash equal to 100% of the principal amount (or accreted value, as applicable) of the Notes and such other Indebtedness, plus, in each case, accrued interest (if any) to the payment date (an "Excess Proceeds Offer"). To the extent that the aggregate amount of Notes and other senior Indebtedness tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount (or accreted value, as applicable) of Notes and such other Indebtedness tendered pursuant to an Excess Proceeds Offer exceeds the amount of Excess Proceeds, the Notes to be purchased and such other Indebtedness shall be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

          (f)    Notwithstanding, and without complying with, any of the foregoing provisions:

            (1)   the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business; and

            (2)   the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of Section 5.01 hereof.

            (3)   No transaction listed in clause (1) or (2) above of this paragraph (f) shall be deemed to be an "Asset Sale."

        Section 4.11    Transactions with Affiliates.

          (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any of the Affiliates of the Company or any Affiliate of any of the Company's Restricted Subsidiaries ("Affiliate Transactions"), other than Exempted Affiliate Transactions, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's length transaction with a Person that is not an Affiliate.

          (b)   The foregoing limitation does not limit, and shall not apply to:

            (1)   the payment of reasonable and customary fees and expenses to members of the Board of the Company who are not employees of the Company; and

            (2)   any Restricted Payments not prohibited by Section 4.07 or any payments specifically exempted from the definition of Restricted Payments.

          (c)   Notwithstanding the foregoing, any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions and any transaction or series of related transactions specified in Section 4.11(b)) that:

            (1)   involves an amount in excess of $5,000,000 in any calendar year must first be approved pursuant to a resolution of the Board by a majority of the Board of the Company as being done in compliance with this Section 4.11 and confirmed in an Officer's Certificate to the Trustee; and

            (2)   (i) with respect to a transaction or series of related transactions involving Real Estate Assets, involves an amount in excess of $5 million, and (ii) with respect to any other transaction or series of related transactions, involves an amount in excess of $15,000,000 in any calendar year, will require the Company to obtain a favorable written opinion from an independent, nationally recognized financial advisor as to the fairness from a financial point of view of such transaction to the Company and its Restricted Subsidiaries; provided that, with respect to a transaction or series of related transactions involving Real Estate Assets, an opinion may instead be obtained from an independent, qualified real estate appraiser that the consideration received in connection with such transaction is fair to the Company and its Restricted Subsidiaries.

        Section 4.12    Liens.

          (a)   The Company shall not and shall not permit its Restricted Subsidiaries to create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries, now owned or hereafter acquired or any proceeds therefrom.

          (b)   Notwithstanding any other provisions of this Section 4.12, (a) Acquirer shall not be entitled to create, incur, assume or permit or suffer to exist any Lien on the Capital Stock of the Company other than (i) Liens on such Capital Stock as Notes Collateral permitted under clauses (10) and (11) of the definition of "Permitted Liens" and (ii) Permitted Liens under clause (2) or (6) of the definition of "Permitted Liens", and (b) neither the Company nor any of its Subsidiaries shall be entitled to create, incur, assume or permit or suffer to exist any Lien on the Capital Stock of any of the Subsidiaries of the Company, except (i) to the extent such Capital Stock becomes Notes Collateral, in which case Liens may be granted pursuant to clauses (10) and (11) of the definition of "Permitted Liens", and (ii) for Permitted Liens under clause (2) or (6) of the definition of "Permitted Liens".

        Section 4.13    Business Activities.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

        Section 4.14    Existence.    Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1)   its existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

          (2)   the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries;

        provided, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

        Section 4.15    Offer to Repurchase Upon Change of Control.

          (a)   If a Change of Control occurs and the Company does not exercise its option, if available, to redeem the Notes pursuant to Section 3.07 hereof, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes pursuant to an unconditional, irrevocable offer (a "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest (if any) on the Notes repurchased, if any, to the date of purchase (the "Change of Control Payment"), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, on a date that is not more than 45 Business Days after the occurrence of such Change of Control (the "Change of Control Payment Date"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control pursuant to the procedures described in Section 3.09.

The Company will comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 or this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 or this Section 4.15 by virtue of such compliance.

          (b)   On the Change of Control Payment Date, the Company shall, to the extent lawful:

            (1)   accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

            (2)   deposit with the Paying Agent cash sufficient to pay the Change of Control Payment of all Notes or portions of Notes properly tendered; and

            (3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        The Paying Agent shall promptly mail or wire transfer to each Holder of Notes properly tendered payment in an amount equal to the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will mail or deliver any Notes not so accepted in accordance with this Section 4.15 to the Holder thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

        Section 4.16    Future Subsidiary Guarantees.

          (a)   If the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary on or after the date of this Indenture, then that newly acquired or created Subsidiary shall within 20 Business Days of the date of such acquisition or creation (i) become a Subsidiary Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee and (ii) execute and deliver a joinder or supplement to the Collateral Trust Agreement, the Bank Intercreditor Agreement and the Notes Collateral Security Documents in accordance with the respective terms thereof. In addition, any Restricted Subsidiary of the Company (other than a Subsidiary Guarantor) that guarantees any Indebtedness of the Company or any Subsidiary Guarantor must become a Subsidiary Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Subsidiary Guarantor (including, but not limited to, any Indebtedness under any Bank Facility) unless such Restricted Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior in right of payment to, or pari passu in right of payment with, such Subsidiary's Guarantee of such other Indebtedness. The form of the Note Guarantee is attached as Exhibit E and the form of the supplemental indenture is attached as Exhibit F.

          (b)   Notwithstanding Section 4.16(a), any Note Guarantee may provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described under Section 10.05.

        Section 4.17    Designation of Restricted and Unrestricted Subsidiaries.

          (a)   The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary); provided that:

            (1)   any Guarantee by the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary) of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company, the Subsidiary Guarantors or such Restricted Subsidiaries at the time of such designation;

            (2)   either (i) the Subsidiary to be so designated has total assets of $25,000 or less; or (ii) if such Subsidiary has assets greater than $25,000, such designation would not be prohibited under Section 4.07 hereof;

            (3)   if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (1) of this proviso would be permitted under Sections 4.07 and 4.09 hereof; and

            (4)   if after giving effect to the designation of a Subsidiary as an Unrestricted Subsidiary, on a pro forma basis, the Company and its Restricted Subsidiaries would be permitted to Incur at least $1.00 of Indebtedness under paragraph (a) of Section 4.09 hereof.

          (b)   The Board of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that:

            (1)   no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

            (2)   all Liens, Indebtedness and Disqualified Stock of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred, granted or issued at such time, have been permitted to be Incurred, granted or issued and shall be deemed to have been Incurred, granted or issued for all purposes of this Indenture.

          (c)   Any such designation by the Board of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        Section 4.18    Merger of Subsidiary Guarantors.    Subsidiary Guarantor shall not consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), unless:

          (1)   subject to Section 11.05, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and shall assume all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally and fully assume all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's Guarantee under the Indenture on the terms set forth in the Indenture;

          (2)   immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing; and

          (3)   the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which may contain customary exceptions), in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

        Section 4.19    [RESERVED].

        Section 4.20    [RESERVED].

        Section 4.21    Payments for Consent.    Neither the Company nor any Guarantor shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders or all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE 5

SUCCESSORS

        Section 5.01    Merger, Consolidation, or Sale of Assets.    The Company shall not merge with or into, or sell, convey, or transfer, or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company, unless:

          (1)   either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company shall be an entity organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture in a form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, all of the Company's Obligations, on the Notes and under the Indenture;

          (2)   immediately after giving effect, on a pro forma basis, to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3)   the Company, or the continuing Person or the Person formed by or to which such sale, conveyance, transfer or other disposition has been made would, (a) immediately before and immediately after giving effect to such transaction on a pro forma basis, be permitted to incur at least $1.00 of Indebtedness under Section 4.09(a), or (b) immediately after giving effect to such transaction on a pro forma basis, have a Consolidated Coverage Ratio equal to or greater than the Company's Consolidated Coverage Ratio immediately before giving effect to such transaction; and

          (4)   the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which may contain customary exceptions), in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with.

        Section 5.02    Successor Corporation Substituted.    Upon any consolidation or merger or any sale, conveyance or transfer of all or substantially all of the assets of the Company, in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, conveyance or transfer is made, shall succeed to, be substituted for, and may exercise every one of the Company's rights and powers under this Indenture with the same effect as if such successor Person had been named herein as the Company and the Company shall be released from the obligations under the Notes and this Indenture; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, and premium (if any), interest and Special Interest (if any) on, the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of Section 5.01.

 ARTICLE 6

DEFAULTS AND REMEDIES

        Section 6.01    Events of Default.    Each of the following is an "Event of Default":

          (1)   the failure by the Company to pay any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

          (2)   the failure by the Company to pay all or any part of the principal of, or premium, if any, on, the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

          (3)   the failure by the Company to make a Change of Control Offer and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.15 hereof, to comply with Section 5.01 hereof or to make and consummate an Excess Proceeds Offer when and as required pursuant to Section 4.10;

          (4)   the failure by the Company or the failure by any Subsidiary Guarantor to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, subject to certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes;

          (5)   (A) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) makes a general assignment for the benefit of its creditors, or (iv) generally is not paying its debts as they become due; or

            (B)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Significant Subsidiary of the Company; (ii) appoints a custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company, and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days;

          (6)   (A) Americold Realty Trust or any Subsidiary of Americold Realty Trust that is also a Parent of the Company pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case, or (ii) consents to the entry of an order for relief against it in an involuntary case; or

            (B)  a court of competent jurisdiction enters an order or decree under Title 11 of the United States Code or any successor or similar federal bankruptcy law that: (i) is for relief against Americold Realty Trust or any Subsidiary of Americold Realty Trust that is also a Parent of the Company in an involuntary case; (ii) appoints a custodian of Americold Realty Trust or any Subsidiary of Americold Realty Trust that is also a Parent of the Company or for all or substantially all of the property of Americold Realty Trust or any Subsidiary of Americold Realty Trust that is also a Parent of the Company; or (iii) orders the liquidation of Americold Realty Trust or any Subsidiary of Americold Realty Trust that is also a Parent of the Company; and the order or decree remains unstayed and in effect for 60 consecutive days;

          (7)   a default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted

  Subsidiary then has outstanding Indebtedness with an aggregate principal or notional amount in excess of $20 million, in either case, individually or in the aggregate, and either:

            (A)  resulting from the failure to pay principal of, interest (if any) or other amounts in respect of such Indebtedness or any termination payment or similar payment upon unwind under an Interest Swap or Hedging Arrangement when due (after giving effect to any applicable extensions or grace or cure periods) (a "Payment Default"); or

            (B)  as a result of which the maturity of such Indebtedness has been accelerated prior to its final Stated Maturity;

          (8)   failure by the Company to pay final unsatisfied judgments not covered by insurance aggregating in excess of $20 million at any one time rendered against the Company or any of the Company's Significant Subsidiaries and not stayed, bonded or discharged within 60 days;

          (9)   any other Event of Default with respect to Notes, which is specified in a resolution of the Company's Board, a supplemental indenture or an Officer's Certificate, in accordance with the Indenture;

          (10) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

          (11) the occurrence of any of the following:

            (A)  any Notes Collateral Security Document ceases for any reason to be fully enforceable (except as permitted by the terms of this Indenture or any such Notes Collateral Security Documents);

            (B)  any Lien purported to be granted under the Notes Collateral Security Documents on Notes Collateral at any time ceases to be in full force and effect or any such Lien created thereunder shall be declared invalid or unenforceable (except as permitted by the terms of this Indenture or the Notes Collateral Security Documents);

            (C)  any second-priority Lien granted under the Notes Collateral Security Documents on Bank Collateral in favor of Holders of the Notes or the Collateral Agent at any time ceases to be in full force and effect or any such second-priority Lien created thereunder shall be declared invalid or unenforceable (except as permitted by the terms of this Indenture, the Bank Intercreditor Agreement or the Notes Collateral Security Documents); or

            (D)  the Company, any Subsidiary Guarantor, Acquirer, or any Person acting at the direction of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Subsidiary Guarantor arising under any Notes Collateral Security Documents.

        If a Default occurs and is continuing, the Trustee shall, within 90 days after the occurrence of such Default, give to Holders written notice of such Default; provided that the Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Events of Default relating to the payment of principal or interest on the Notes) if it determines that withholding notice is in their interest.

        Section 6.02    Acceleration.    If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.01(4) above relating to the Company), then either the Trustee or Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately by notice in writing to the Company specifying the Event of Default. If an Event of

Default specified in Section 6.01(5) or (6) above relating to the Company occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or Holders. Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee are authorized to rescind such acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default, other than the non-payment of the principal of, premium on, if any, or interest or Special Interest, if any, on the Notes which have become due solely by such acceleration, have been cured or waived.

        Section 6.03    Other Remedies.    If an Event of Default occurs and is continuing, the Trustee may, subject to the Collateral Trust Agreement, pursue any available remedy to collect the payment of principal of or premium, if any, interest and Special Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        Section 6.04    Waiver of Past Defaults.

        Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or Special Interest (if any) on, or the principal of, the Notes; provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration.

        The Company shall deliver to the Trustee an Officer's Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of TIA § 316(a)(1)(B) and § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        Section 6.05    Control by Majority.    Unless otherwise provided in this Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any Holders, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it. Subject to all provisions of this Indenture and applicable law, Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that may involve the Trustee in personal liability or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. In case an Event of Default shall occur (which shall not be cured), the Trustee shall be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs under the circumstances.

        Section 6.06    Limitation on Suits.    Except for enforcing the right to receive payment of principal, premium, if any, interest or Special Interest, if any, when due, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (1)   such Holder gives to the Trustee written notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3)   such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5)   during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note or Pari Passu Obligations.

        Section 6.07    Rights of Holders of Notes to Receive Payment.    Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, interest and Special Interest (if any) on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

        Section 6.08    Collection Suit by Trustee.    If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest and Special Interest (if any) remaining unpaid on, the Notes and interest on overdue principal and premium (if any) and, to the extent lawful, interest and Special Interest (if any) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        Section 6.09    Trustee May File Proofs of Claim.    The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10    Priorities.    If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property (subject to the Bank Intercreditor Agreement) in the following order:

          First:     to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium (if any), interest and Special Interest (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium (if any), interest and Special Interest (if any), respectively; and

          Third:     to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

        Section 6.11    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as a Trustee or Collateral Agent, respectively, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or Collateral Agent, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

        Section 6.12    Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

        Section 7.01    Duties of Trustee.    Except to the extent, if any, provided otherwise in the TIA (as from time to time in effect):

          (a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)   Except during the continuance of an Event of Default:

            (1)   the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to take actions enumerated in this Indenture shall not be construed as a duty); and

            (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1)   this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

          (e)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee and the Trustee shall have received, if requested, security, pre-funding and/or indemnity reasonably satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

          (f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

        Section 7.02    Rights of Trustee.

          (a)   The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b)   Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c)   The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

          (f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g)   The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default, as the case may be, is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes.

          (h)   In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (j)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability of any kind by reason of such inquiry or investigation.

          (k)   The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, loss or malfunction of utilities, computer (hardware or software) or communication services, strikes or similar labor disputes, acts of civil or military authorities and governmental action.

          (l)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

          (m)  The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (i.e., an "incumbency certificate").

          (n)   The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT ACT.

        Section 7.03    Individual Rights of Trustee.    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

        Section 7.04    Trustee's Disclaimer.    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

        Section 7.05    Notice of Defaults.    If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal of, or premium (if any), interest or Special Interest (if any) on, any Note, the Trustee may withhold from the Holders of the Notes notice of any Default or Event of Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

        Section 7.06    Reports by Trustee to Holders of the Notes.

          (a)   Within 60 days after each May 15 beginning with May 15, 2011 and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          (b)   A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed or de-listed from on any stock exchange.

        Section 7.07    Compensation and Indemnity.

          (a)   The Company shall pay to the Trustee reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company and/or as otherwise agreed from time to time in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses (including costs of collection) incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements, fees and expenses of the Trustee's agents and counsel.

          (b)   The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee for and hold the Trustee harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance, administration and performance of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company or any Subsidiary Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Subsidiary Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Company and/or the Subsidiary Guarantors, as the case may be, promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and/or the Subsidiary Guarantors, as the case may be, shall not relieve the Company or Subsidiary Guarantors of their obligations hereunder unless and to the extent the failure to notify the Company and/or the Subsidiary Guarantors materially impairs the Company's or Subsidiary Guarantor's ability to defend such claim. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee may retain separate counsel (at the expense of the Company and the Subsidiary Guarantors). The Company and the Subsidiary Guarantors need not pay for any settlement made without their consent.

          (c)   The obligations of the Company and the Subsidiary Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation of removal of the Trustee.

          (d)   To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

          (e)   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or 6.01(6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this section shall survive termination of this Indenture.

          (f)    The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

        Section 7.08    Replacement of Trustee.

          (a)   A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          (b)   The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10 hereof;

            (2)   the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3)   a custodian or public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

          (c)   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          (d)   If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may at the Company's expense petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e)   If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and the Subsidiary Guarantors' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

        Section 7.09    Successor Trustee by Merger, etc.    If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

        Section 7.10    Eligibility; Disqualification.    There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

        Section 7.11    Preferential Collection of Claims Against Company.    The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

        Section 7.12    Limitation of Trustee Liability

        In the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Trustee's sole discretion may cause the Trustee to be considered an "owner" or operator" under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601, et. seq., or otherwise cause the Trustee to incur under CERCLA or any other federal, state or local law, the Trustee reserves the right, instead of taking such action, to either resign as Trustee or arrange for the transfer of the title or control of the asset to a court appointed receiver. The Trustee shall not be liable to any Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for any Collateral to be possessed, owned, operated or managed by any Person (including the Trustee), a majority of Holders shall direct the Trustee to appoint an appropriately qualified Person to possess, operate, own or manage, as the case may be, the relevant Collateral.

        Each Holder by its acceptance of the Notes, authorizes and instructs the Trustee to enter into the Collateral Trust Agreement with, among others, the Collateral Agent and the other Notes Collateral Security Documents to which it is a party and each Holder affirms that the Collateral Agent is appointed as an independent contractor to protect the interest of the Secured Parties and shall not be deemed to be an agent of the Trustee.

        Section 7.13    Appointment of Co-Trustee

        It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of any state) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement hereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.13 are adopted to these ends.

        In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction (including particularly any state) is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise hereof by such separate or co-trustee shall run to and be enforceable by either of them.

        Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

        Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (a)   all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

          (b)   no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 7.13.

        Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.    The Company may, at the option of its Board evidenced by a Board Resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

        Section 8.02    Legal Defeasance and Discharge.    Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under the Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

          (1)   the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, or premium (if any), interest and Special Interest (if any) on, such Notes when such payments are due;

          (2)   the Company's obligations with respect to such Notes under Article 2 concerning issuing temporary Notes, registration of Notes or mutilated, destroyed, lost or stolen Notes and the Company's obligations under Section 4.02 hereof;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Subsidiary Guarantors' obligations in connection therewith; and

          (4)   this Article 8.

        If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

        Section 8.03    Covenant Defeasance.    Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations contained in Sections 3.08, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 5.01 and 11.04, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant

Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Subsidiary Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby.

        The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the Company exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (6), (7), (8), (9), (10) or (11) under Section 6.01.

        Section 8.04    Conditions to Legal or Covenant Defeasance.    In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or premium (if any), interest and Special Interest (if any) on, the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

            (A)  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

            (B)  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

          in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (6)   the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

          (7)   the Company must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.    Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium (if any), interest and Special Interest (if any), but such money and non-callable Government Securities need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        Section 8.06    Repayment to Company.

        Any money or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium (if any), interest or Special Interest (if any) on, any Note and remaining unclaimed for two years after such principal, premium (if any), interest Special Interest (if any) has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        Section 8.07    Reinstatement.    If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium (if any), interest or Special Interest (if any) on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or non-callable Government Securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

        Section 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes, or any Note Guarantee, without the consent of any Holder of Notes:

          (1)   to cure any ambiguity, defect, omission, mistake or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to the Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Subsidiary Guarantor's assets;

          (4)   to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, or any Note Guarantee;

          (5)   to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (6)   to comply with Section 4.16;

          (7)   to conform the text of this Indenture, the Notes, the Note Guarantees, or the Notes Collateral Security Documents, to any provision of the "Description of Notes" section of the Offering Circular, to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Notes Collateral Security Documents;

          (8)   to evidence and provide for the acceptance of appointment by a successor Trustee (provided that the successor Trustee is otherwise qualified and eligible to act as such under this Indenture or to provide for a successor or replacement Collateral Agent under the Notes Collateral Security Documents);

          (9)   to provide for the issuance of Additional Notes in accordance with this Indenture;

          (10) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Notes Collateral Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Notes Collateral Security Documents;

          (11) to grant any Lien for the benefit of the Holders of the Notes; or

          (12) to add, or make ministerial or technical modifications to reflect the addition of, holders of Pari Passu Obligations permitted under this Indenture as parties and to provide for their pari passu and ratable interests in the Collateral and as against the Company and the Restricted Subsidiaries or any of them.

        Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Subsidiary

Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

        Section 9.02    With Consent of Holders of Notes.    Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), the Note Guarantees, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single Class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees, may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including without limitation, Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

        Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

        Subject to Sections 6.04, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees.

        Notwithstanding the foregoing, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1)   change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (2)   reduce the principal amount of, or premium, if any, or interest on, any Note or change the time for payment of interest on any Note;

          (3)   change the place of payment of principal of, or premium, if any, or interest on, any Note;

          (4)   make any Note payable in money other than that stated in the Notes;

          (5)   impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

          (6)   reduce the aggregate principal amount of the outstanding Notes the consent of whose holders is necessary to modify or amend the Indenture;

          (7)   waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes and a waiver of the payment default that resulted from such acceleration);

          (8)   reduce the redemption price, delay the redemption date or alter other provisions relating to the redemption of the Notes or give the Company additional rights to redeem the Notes;

          (9)   reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

          (10) make the Notes subordinate in right of payment to any other Indebtedness;

          (11) (a) release any Guarantee or Collateral, (b) amend, supplement, modify or change any Subsidiary Guarantee in a manner adverse to holders of the Notes; or (c) make any change in any Notes Collateral Security Document or in any Bank Collateral Security Document, the Bank Intercreditor Agreement or the provisions in the Indenture dealing with the Collateral (including any change in the priority of the security interests in the Collateral), in each case with respect to clauses (a) through (c), other than pursuant to the terms of the Notes Collateral Security Documents, the Bank Intercreditor Agreement or as otherwise permitted by the Indenture; and

          (12) make any change in the preceding amendment and waiver provisions.

        Section 9.03    Compliance with Trust Indenture Act.    Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

        Section 9.04    Revocation and Effect of Consents.    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

        Section 9.05    Notation on or Exchange of Notes.    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company, in exchange for all Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

        Section 9.06    Trustee to Sign Amendments, etc.    The Trustee shall sign any amended or supplemental indenture or other amendment authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board approves it. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by

Section 13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

COLLATERAL AND SECURITY

        Section 10.01    Security Interest.

        The due and punctual payment of the principal of, premium (if any), interest and Special Interest (if any) on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), interest and Special Interest (if any) on, the Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders of Notes or the Trustee and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Notes Collateral Security Documents. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Notes Collateral Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints Wells Fargo Bank, National Association as the Trustee, the Trustee hereby authorizes and appoints Wilmington Trust FSB as Collateral Agent and each Holder of Notes and the Trustee directs the Collateral Agent to enter into the Notes Collateral Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Subsidiary Guarantors consent and agree to be bound by the terms of the Notes Collateral Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Notes Collateral Security Documents, and will do or cause to be done all such acts and things as may be required by the provisions of the Notes Collateral Security Documents, to assure and confirm to the Collateral Agent the security interest in the Notes Collateral contemplated by the Notes Collateral Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. The Company will take, and will cause its Subsidiary Guarantors to take, any and all actions reasonably required to cause the Notes Collateral Security Documents to create and maintain, as security for the Notes and the Pari Passu Obligations, a valid and enforceable perfected Lien in and on all the Collateral in favor of the Collateral Agent for the benefit of the Holders of Notes and holders of other Pari Passu Obligations, to the extent required by, and with the Lien priority required under, this Indenture and the Pari Passu Documents.

        Section 10.02    Bank Intercreditor Agreement.

        This Article 10 and the provisions of each other Notes Collateral Security Document are subject to the terms, conditions and benefits set forth in the Bank Intercreditor Agreement. The Company and each Subsidiary Guarantor consent to, and agree to be bound by, the terms of the Bank Intercreditor Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith.

        Section 10.03    Collateral Trust Agreement.

        This Article 10 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. The Company and each Subsidiary Guarantor consent to, and agree to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith.

        Section 10.04    Equal and Ratable Sharing of Collateral by Holders of Notes and Pari Passu Obligations.

          (a)   Notwithstanding:

            (1)   anything to the contrary contained in the Notes Collateral Security Documents;

            (2)   the time of incurrence of any Series of Priority Lien Debt;

            (3)   the order or method of attachment or perfection of any Liens securing any Series of Priority Lien Debt;

            (4)   the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Liens securing any Series of Priority Lien Debt;

            (5)   the time of taking possession or control over any Liens securing any Series of Priority Lien Debt;

            (6)   that any Lien securing any Priority Lien Debt may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

            (7)   the rules for determining priority under any law governing relative priorities of Liens, all Liens securing any Priority Lien Debt granted at any time by the Company or any Subsidiary Guarantor will secure, equally and ratably, all present and future Notes and Pari Passu Obligations.

        This Section 10.04(a) is intended for the benefit of, and shall be enforceable by, each present and future holder of Notes and Pari Passu Obligations, each present and future Collateral Representative and the Collateral Agent, as holder of Notes and Pari Passu Obligations, in each case, as a third party beneficiary. No other Person shall be entitled to rely on, have the benefit of or enforce those provisions.

          (b)   The Collateral Representative of each future Series of Priority Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Agent and the Trustee at the time of incurrence of such Series of Priority Lien Debt.

        Section 10.05    Release of Liens in Respect of Notes.

          (a)   The Collateral Agent's Liens upon the Collateral will no longer secure the Notes and the Notes Guarantees outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and holders of such other Obligations to the benefits and proceeds of the Collateral Agent's Liens on the Notes Collateral will terminate and be discharged:

            (1)   upon satisfaction and discharge of this Indenture in accordance with the provisions set forth in Article 12;

            (2)   upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8;

            (3)   upon payment in full and discharge of all Notes outstanding under this Indenture, the Note Guarantees and the Notes Collateral Security Documents and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;

            (4)   in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9;

            (5)   if and to the extent required by Section 2.05 of the Bank Intercreditor Agreement; and

            (6)   in accordance with the applicable provisions of the TIA.

          (b)   In addition, the Collateral Agent's Liens on the Collateral will be released upon the terms and subject to the conditions set forth in Section 4.01 of the Collateral Trust Agreement.

        Section 10.06    Relative Rights.

        Nothing in the Notes Collateral Security Documents shall:

          (a)   impair, as between the Company, the Trustee and the Holders of the Notes, the obligation of the Company to pay principal of, premium and interest and Special Interest, if any, on the Notes and all other amounts due under the Indenture in accordance with their terms or any other obligation of the Company or any Subsidiary Guarantor;

          (b)   affect the relative rights of holders of Notes as against any other creditors of the Company or any Subsidiary Guarantor (other than holders of Liens securing Pari Passu Obligations or the Bank Debt Obligations or Permitted Liens);

          (c)   restrict the right of any holder of Notes to sue for payments that are then due and owing (but not the right to enforce any judgment in respect thereof against any Notes Collateral to the extent specifically prohibited by Sections [2.02, 2.04 or 2.06] of the Bank Intercreditor Agreement or Sections 2.8 or 3.3 of the Collateral Trust Agreement);

          (d)   restrict or prevent any holder of Notes or other Pari Passu Obligations, the Trustee, the Collateral Agent or any other Person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by Section[2.02, 2.03, 2.04, 2.06 or 2.14] of the Bank Intercreditor Agreement or Section 2.8 or 3.3 of the Collateral Trust Agreement; or

          (e)   restrict or prevent any holder of Notes or other Pari Passu Obligations, the Trustee, the Collateral Agent or any other Person from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by Section [2.02, 2.03, 2.04, 2.06 or 2.14] of the Intercreditor Agreement or Section 2.8 or 3.3 of the Collateral Trust Agreement.

        Section 10.07    Compliance with the Trust Indenture Act.

        The Company shall comply with the provisions of TIA §314. To the extent applicable, the Company shall cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subject to the Lien of the Notes Collateral Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee; provided that the Company will not be required to comply with all or any portion of TIA §314(d) if the Company determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including "no action" letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to released Collateral

        Section 10.08    Collateral Agent.

          (a)   The Collateral Agent will hold (directly or through co-trustees or agents) and is directed by each Holder of the Notes to so hold, and will be entitled to enforce on behalf of the holders of Notes and Pari Passu Obligations (if any) all Liens on the Collateral created by the Notes

  Collateral Security Documents for their benefit, subject to the provisions of the Bank Intercreditor Agreement.

          (b)   Neither the Company nor any of its Affiliates nor any Collateral Representative may serve as Collateral Agent;.

          (c)   Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Debtholders in accordance with the Collateral Trust Agreement, the Collateral Agent will not be obligated:

            (1)   to act upon directions purported to be delivered to it by any Person;

            (2)   to foreclose upon or otherwise enforce any Lien; or

            (3)   to take any other action whatsoever with regard to any or all of the Notes Collateral Security Documents, the Liens created thereby or the Collateral.

        Section 10.09    Further Assurances.

          (a)   The Company and each Subsidiary Guarantor shall do or cause to be done all acts and things that may be reasonably required, or that the Collateral Agent (acting at the direction of the Required Collateral Representatives) from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of the Notes and Pari Passu Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, (i) as contemplated by, and with the Lien priority required under, the Indenture and the Pari Passu Documents and (ii) subject to the provisions of the Bank Intercreditor Agreement.

          (b)   Upon the reasonable request of the Collateral Agent acting at the direction of the Required Collateral Representatives at any time and from time to time, the Company and each of the Subsidiary Guarantors shall promptly execute, acknowledge and deliver such Notes Collateral Security Documents, instruments, certificates, financing statements, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred for the benefit of the holders of Notes and Pari Passu Obligations, subject to the provisions of the Bank Intercreditor Agreement.

          (c)   Upon reasonable request by the Collateral Agent, the Company shall, within a reasonable amount of time after receipt of such request, use its commercially reasonable efforts (i) to correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Notes Collateral Security Documents.

          (d)   The Company and the Subsidiary Guarantors agree to be bound by the provisions of Sections 10 and 22 of the Pledge and Security Agreement.

ARTICLE 11

NOTE GUARANTEES

        Section 11.01    Guarantee.

          (a)   Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, fully and unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

            (1)   the principal of, premium (if any), interest and Special Interest (if any) on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium (if any), and interest and Special Interest (if any) on the Notes, if lawful (subject in all cases to any applicable grace period provided herein) and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

            (2)   in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

        Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          (b)   The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          (c)   If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

          (d)   Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,

            (1)   the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and

            (2)   in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

        Section 11.02    Limitation on Subsidiary Guarantor's Liability.    Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

        Section 11.03    Execution and Delivery of Note Guarantee.    To evidence its Note Guarantee set forth in Section 11.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Subsidiary Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by one of its Officers.

        Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

        If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

        In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the date of this Indenture, if required by Section 4.16 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 11, to the extent applicable.

        Section 11.04    Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

          (a)   A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Company or another Subsidiary Guarantor, unless:

            (1)   immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (2)   either:

              (A)  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Subsidiary Guarantor under this Indenture, its Note Guarantee, the Registration

      Rights Agreement and the Notes Collateral Security Documents securing the Notes pursuant to documentation satisfactory to the Trustee and the Collateral Trustee; or

              (B)  such sale or other disposition or consolidation or merger complies with Section 4.10.

          (b)   In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Subsidiary Guarantor, such successor Person shall succeed to and be substituted for a Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the Issue Date.

          (c)   Except as set forth in Article 5, and notwithstanding clauses (1) and (2) of Section 11.04(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

        Section 11.05    Releases.

          (a)   Any Subsidiary Guarantor will be released and relieved of any and all of its obligations under its Note Guarantee and the Notes Collateral Security Documents, and the Collateral owned by such Subsidiary Guarantor shall be automatically released from the Liens thereunder:

            (1)   in connection with any sale or other disposition of Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, such that, immediately after giving effect to such transaction, such Subsidiary Guarantor would no longer constitute a Subsidiary of the Company;

            (2)   the consolidation or merger of any Subsidiary Guarantor with any Person (other than the Company of any of its Subsidiaries) in accordance with Section 4.10, if, immediately after giving effect to such transaction, such Subsidiary Guarantor would no longer constitute a Subsidiary of the Company;

            (3)   if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture; or

            (4)   upon Legal Defeasance or satisfaction and discharge of this Indenture under Article 8 and 12.

Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Subsidiary Guarantor under this Section 11.05 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Note Guarantee.

          (b)   Any Subsidiary Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 shall remain liable for the full amount of principal of, and premium

  (if any), interest and Special Interest (if any) on, the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

        Section 12.01    Satisfaction and Discharge.

          (a)   This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

            (1)   either:

              (A)  all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

              (B)  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium (if any) and Special Interest (if any) and accrued interest to the date of maturity or redemption;

            (2)   in respect of clause (a)(1)(B) immediately above, no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

            (3)   the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

            (4)   the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

          (b)   Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or Government Securities held by it as provided in this Section 12.01 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article 12.

          (c)   After the conditions to discharge contained in this Article 12 have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Subsidiary Guarantors under this Indenture (except for those surviving obligations specified in this Section 12.01).

        Section 12.02    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

          (a)   Subject to Section 12.03, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of, and premium (if any), interest and Special Interest (if any) on, the Notes, but such money need not be segregated from other funds except to the extent required by law.

          (b)   If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium (if any), interest and Special Interest (if any) on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

        Section 12.03    Repayment to the Company.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium (if any), interest or Special Interest (if any) on, any Note and remaining unclaimed for two years after such principal of, or premium (if any), interest or Special Interest (if any) on, the Notes has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE 13

MISCELLANEOUS

        Section 13.01    Trust Indenture Act Controls.    If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

        Section 13.02    Notices.

          (a)   Any notice or communication by the Company or any Subsidiary Guarantor, on the one hand, or the Trustee, on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

    If to the Company and/or any Subsidiary Guarantor:

    Americold Warehouse Investment Portfolio LLC
    c/o AmeriCold Logistics, LLC
    10 Glenlake Parkway, South Tower
    Suite 800
    Atlanta, GA 30328
    Telecopier No.: (678) 387-4774
    Attention: Chief Financial Officer and Legal Department

    With a copy to:

    Munger, Tolles and Olson LLP
    355 South Grand Avenue
    Suite 3500
    Los Angeles CA 90071-1560
    Telecopier No.: (213) 687-3702
    Attention: Robert B. Knauss, Esq.

    If to the Trustee:

    Wells Fargo Bank, National Association
    45 Broadway, 14th floor
    New York, New York 10006
    Telecopier No.: 212-515-1589
    Attention: Corporate Trust Services

          (b)   The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          (c)   All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          (d)   Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          (e)   Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

          (f)    In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          (g)   If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          (h)   If the Company mails a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

        Section 13.03    Communication by Holders of Notes with Other Holders of Notes.    Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

        Section 13.04    Certificate and Opinion as to Conditions Precedent.    Upon any request or application by the Company to the Trustee to take any action under this Indenture (except with respect to the issuance of the Initial Notes), the Company shall furnish to the Trustee:

          (1)   an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

        Section 13.05    Statements Required in Certificate or Opinion.    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA Section 314(e) and must include:

          (1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

        Section 13.06    Rules by Trustee and Agents.    The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        Section 13.07    No Personal Liability of Directors, Officers, Employees and Stockholders.    No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees, the Notes Collateral Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release under this Section 13.07 are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver and release may not, however, be effective to waive liabilities under the U.S. federal securities laws.

        Section 13.08    Governing Law.    THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

        Section 13.09    Consent to Jurisdiction and Waiver of Jury Trial.

          (a)   Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

          (b)   Waiver of Jury Trial.    EACH OF THE COMPANY AND EACH SUBSIDIARY GUARANTOR PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY NOTE, NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY(WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.09.

        Section 13.10    No Adverse Interpretation of Other Agreements.    This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        Section 13.11    Successors.    All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Indenture will bind its successors, except as otherwise provided in Article 10.

        Section 13.12    Severability.    In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

        Section 13.13    Counterpart Originals.    The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

        Section 13.14    Acts of Holders.

          (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.14.

          (b)   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c)   Notwithstanding anything to the contrary contained in this Section 13.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

          (d)   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (e)   Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

        Section 13.15    Benefit of Indenture.

        Nothing in this Indenture, the Notes or the Note Guarantees, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 13.16    Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

        Section 13.17    Force Majeure.

        In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

        Section 13.18    USA PATRIOT Act.

        The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Signatures on following page].

SIGNATURES

Dated as of May [ ], 2010
AMERICOLD WAREHOUSE INVESTMENT PORTFOLIO LLC
	By:	Name: Title:

SIGNATURES

Dated as of May [ ], 2010
ATLAS COLD STORAGE LOGISTICS LLC
	By:	Name: Title:
ATLAS LOGISTICS GROUP RETAIL SERVICES (SHELBYVILLE) LLC
	By:	Name: Title:
ATLAS LOGISTICS GROUP RETAIL SERVICES (ATLANTA) LLC
	By:	Name: Title:
ATLAS LOGISTICS GROUP RETAIL SERVICES (ROANOKE) LLC
	By:	Name: Title:
ATLAS LOGISTICS GROUP RETAIL SERVICES (PHOENIX) LLC
	By:	Name: Title:
ATLAS LOGISTICS GROUP RETAIL SERVICES (DENVER) LLC
	By:	Name: Title:

[Signature Page to Indenture]

CONDYNE FREEZERS, INC.
By:	Name: Title:
EIMSKIP HOLDINGS USA INC.
By:	Name: Title:
VERSACOLD ATLAS LOGISTICS SERVICES USA LLC
By:	Name: Title:
VERSACOLD CASCADE INC.
By:	Name: Title:
VERSACOLD LOGISTICS, LLC
By:	Name: Title:
VERSACOLD LOGISTICS SERVICES TEXAS LLC
By:	Name: Title:
VERSACOLD LOGISTICS SERVICES U.S. LLC
By:	Name: Title:
VERSACOLD MIDWEST LLC
By:	Name: Title:

[Signature Page to Indenture]

VERSACOLD NORTHEAST LOGISTICS, LLC
By:	Name: Title:
VERSACOLD NORTHEAST, INC.
By:	Name: Title:
VERSACOLD TEXAS, L.P.
By:	Name: Title:
VERSACOLD U.S. INC.
By:	Name: Title:
VERSACOLD USA, INC.
By:	Name: Title:

[Signature Page to Indenture]

 SIGNATURES

Dated as of May [ ], 2010
WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE
	By:	Name: Title:

[Signature Page to Indenture]

 EXHIBIT A

[Face of Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH TRANSACTION PURSUANT TO THIS CLAUSE (2) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

[Additional language for Regulation S Note to be inserted as applicable]

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

[Additional language for Notes issued with original issue discount to be inserted as applicable]

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $            , THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $            , THE ISSUE DATE IS                                    , 20            AND THE YIELD TO MATURITY IS        % PER ANNUM.

 [Face of Note]

CUSIP No. ISIN No.

No.                        **$            **

Americold Warehouse Investment Portfolio LLC

[            ]% Senior Secured Notes due 2020

Issue Date:                                    , 20

Americold Warehouse Investment Portfolio LLC, a Delaware limited liability company (the "Company" which term includes any successor to the Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of $            on May [            ], 2020.

Interest Payment Dates: May [            ] and November [            ], commencing November [            ], 2010(1).

(1)
Applicable to Initial Notes only.

Record Dates: April [            ] and October [            ].

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

[Attach Notation of Guarantee for each Subsidiary Guarantor]

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

AMERICOLD WAREHOUSE INVESTMENT PORTFOLIO LLC, a Delaware limited liability company
By:	Name: Title:

[Trustee's Certificate of Authentication]

This is one of the [            ]% Senior Secured Notes due 2020 described in the within-mentioned Indenture.

Dated:                                    , 20

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By: Authorized Signatory

[Reverse Side of Note]

AMERICOLD WAREHOUSE INVESTMENT PORTFOLIO LLC

[            ]% Senior Secured Notes due 2020

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    Interest.    The Company promises to pay interest on the principal amount of this Note at [            ]% per annum from the date hereof until maturity [and shall pay the Special Interest (if any) payable pursuant to Section 2 of the Registration Rights Agreement referred to below](2). The Company shall pay interest and Special Interest (if any) semi-annually in arrears on May [            ] and November [            ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November [            ], 2010. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (if any) (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2)
Applicable to Initial Notes only.

        2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) and Special Interest (if any) to the Persons who are registered Holders of Notes at the close of business on the April [            ] or October [            ] immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. If a Holder has given wire transfer instructions to the Company, the Company shall pay all principal of, and premium (if any), interest and Special Interest (if any) on, that Holder's Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

        3.    Paying Agent and Registrar.    Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4.    Indenture.    The Company issued the Notes under an Indenture, dated as of May [            ], 2010 ("Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the

Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

        5.     Optional Redemption.

        (a)   Except as set forth in subparagraphs (b), (c) and (d) of this paragraph 5, the Company shall not have the option to redeem the Notes prior to May [            ], 2015. On or after May [            ], 2015, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest (if any) thereon, to the applicable redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May [            ] of the years indicated below:

Year	Percentage
2015	[ ]	%
2016	[ ]	%
2017	[ ]	%
2018 and thereafter	100.000%

        (b)   At any time prior to May [            ], 2013, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of [            ]% of the principal amount thereof, plus accrued and unpaid interest and Special Interest (if any) thereon to the redemption date (subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date), with the Net Cash Proceeds from one or more Qualified Equity Issuances; provided that:

            (i)  at least 65% of the aggregate principal amount of Notes initially issued under the Indenture (including any Additional Notes but excluding any Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

           (ii)  the redemption occurs within 90 days of the date on which any such Qualified Equity Issuance is consummated.

        (c)   At any time prior to the May [            ], 2015, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Make-Whole Premium as of, and accrued and unpaid interest and Special Interest (if any) thereon, to the date of redemption (subject to the rights of the Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date).

        (d)   In each of the three years in the period commencing on the date of the Indenture and ending on May [            ], 2013, the Company may, on one or more occasions, redeem up to 10% of the original aggregate principal amount of the Notes in each such year, upon not less than 30 days nor more than 60 days notice, at a redemption price equal to 103% of the principal amount of the Notes redeemed and accrued and unpaid interest and Special Interest (if any) thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the applicable redemption date).

        6.    Mandatory Redemption.    The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        7.    Repurchase at Option of Holder.

        (a)   If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes pursuant to an offer by the Company (a "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest (if any) thereon, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

        (b)   Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) or Section 4.10(c) of the Indenture shall constitute "Excess Proceeds." Within 30 days after the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an offer to purchase from the Holders of the Notes and holders of any of the other Indebtedness of the Company ranking pari passu with the Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds from such Asset Sale, on a pro rata basis, an aggregate principal amount (or accreted value, as applicable) of Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price in cash equal to 100% of the principal amount (or accreted value, as applicable) of the Notes and such other Indebtedness, plus, in each case, accrued interest (if any) to the payment date (an "Excess Proceeds Offer"). To the extent that the aggregate amount of Notes and other senior Indebtedness tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount (or accreted value, as applicable) of Notes and such other Indebtedness tendered pursuant to an Excess Proceeds Offer exceeds the amount of Excess Proceeds, the Notes to be purchased and such other Indebtedness shall be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

        8.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Holders will be required to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note (1) for a period of 15 days before a selection of Notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Excess Proceeds Offer. Transfer may be restricted as provided in the Indenture.

        9.    Notice of Redemption.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        10.    Persons Deemed Owners.    The registered Holder of a Note will be treated as its owner for all purposes.

        11.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single Class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single Class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture, the Notes and the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Subsidiary Guarantor's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, to comply with Section 4.16 of the Indenture, to conform the text of the Indenture, the Notes, the Note Guarantees or the Notes Collateral Security Documents to any provision of the section of the Offering Circular entitled "Description of Notes" to the extent that such provision in the "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or the Notes Collateral Security Documents, to evidence and provide for the acceptance of appointment by a successor Trustee (provided that the successor Trustee is otherwise qualified and eligible to act as such under the Indenture or to provide for a successor or replacement Collateral Agent under the Notes Collateral Security Documents), to provide for the issuance of Additional Notes in accordance with the Indenture, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Notes Collateral Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Notes Collateral Security Documents, to grant any Lien for the benefit of the Holders of the Notes or to add, or make ministerial or technical modifications to reflect the addition of, holders of Pari Passu Obligations permitted under the Indenture as parties and to provide for their pari passu and ratable interests in the Collateral and as against the Company and the Restricted Subsidiaries or any of them. Any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing any Collateral from the Liens securing the Notes will require the consent of each affected Holders.

        12.    Defaults and Remedies.    If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.01(4) relating to the Company), then either the Trustee or Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in Section 6.01(5) or Section 6.01(6) relating to the Company occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or Holders. Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee are authorized to rescind such acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default, other than the non-payment of the principal or premium, if any, and interest or Special Interest, if any, on the Notes which have become due solely by such acceleration, have been cured or waived. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Events of Default relating to the payment of principal or premium, if any, and interest or Special Interest, if any, on the Notes) if it determines that withholding notice is in their interest. Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a default in the payment of principal or premium, if any, and interest or Special Interest, if any, on the Notes not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

        13.    Trustee Dealings with the Company.    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

        14.    No Recourse Against Others.    No past, current or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Note Guarantees, the Indenture, the Notes Collateral Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. This waiver and release may not, however, be effective to waive liabilities under the U.S. federal securities laws.

        15.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17.   [Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes are entitled to the benefits of the Registration Rights Agreement, dated as of May [            ], 2010, among the Company, the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time (the "Registration Rights Agreement").](3)

(3)
Include only if applicable; otherwise, replace with "[Reserved.]"

        18.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        19.    Guarantee.    The Company's obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors.

        20.    Copies of Documents.    The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement](4). Requests may be made to:

(4)
Include only if applicable.

  Americold Warehouse Investment Portfolio LLC
  c/o AmeriCold Logistics, LLC
  10 Glenlake Parkway, South Tower
  Suite 800
  Atlanta, GA 30328
  Telecopier No.: (678) 387-4774
  Attention: Chief Financial Officer and Legal Department

        21.    Governing Law.    THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

        (INSERT ASSIGNEE'S LEGAL NAME)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[To be inserted for Rule 144A Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

[To be inserted for Regulation S Global Note]

SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

 EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Americold Warehouse Investment Portfolio LLC
c/o AmeriCold Logistics, LLC
10 Glenlake Parkway, South Tower
Suite 800
Atlanta, GA 30328
Telecopier No.: (678) 387-4774
Attention: Chief Financial Officer and Legal Department

Wells Fargo Bank, National Association
as Trustee and Registrar—DAPS Reorg
MAC N9303-121
608-2nd Avenue South
Minneapolis, Minnesota 55479
Telephone: 877-872-4605
Facsimile: 866-969-1290
Email: DAPSReorg@wellsfargo.com

Re: [            ]% Senior Secured Notes due 2020

Reference is hereby made to the Indenture, dated as of May [            ], 2010 (the "Indenture"), among Americold Warehouse Investment Portfolio LLC, a Delaware limited liability company (the "Company"), the Subsidiary Guarantors and Wells Fargo Bank, National Association, a nationally chartered banking association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                    (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $            in such Note[s] or interests (the "Transfer"), to (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐
1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐
2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐
3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐
(a) such Transfer is being effected to the Company or a subsidiary thereof.

☐
(b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 144A or Regulation S, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B to the Indenture and (2) if such transfer is in respect of an aggregate principal amount of Notes less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

☐
4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐
(a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐
(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

  ☐
  (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[INSERT NAME OF TRANSFEROR]
By:	Name: Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.
The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

    ☐
    (a) beneficial interest in the:

  (i)
  144A Global Note (CUSIP                                    ); or

  (ii)
  Regulation S Global Note (CUSIP                                    ); or

  ☐
  (b) Restricted Definitive Note.

2.
After the Transfer the Transferee will hold:

[CHECK ONE]

    ☐
    (a) a beneficial interest in the:

  (i)
  144A Global Note (CUSIP                                    ); or

  (ii)
  Regulation S Global Note (CUSIP                                    ); or

  (iii)
  Unrestricted Global Note (CUSIP                                    ); or

  ☐
  (b) a Restricted Definitive Note; or

  ☐
  (c) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

z

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Americold Warehouse Investment Portfolio LLC
c/o AmeriCold Logistics, LLC
10 Glenlake Parkway, South Tower
Suite 800
Atlanta, GA 30328
Telecopier No.: (678) 387-4774
Attention: Chief Financial Officer and Legal Department

Wells Fargo Bank, National Association
as Trustee and Registrar—DAPS Reorg
MAC N9303-121
608-2nd Avenue South
Minneapolis, Minnesota 55479
Telephone: 877-872-4605
Facsimile: 866-969-1290
Email: DAPSReorg@wellsfargo.com

Re:    [            ]% Senior Secured Notes due 2020

Reference is hereby made to the Indenture, dated as of May [            ], 2010 (the "Indenture"), among Americold Warehouse Investment Portfolio LLC, a Delaware limited liability company (the "Company"), the Subsidiary Guarantors and Wells Fargo Bank, National Association, a nationally chartered banking association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                    (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $            in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1.     Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

  ☐
  (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

  ☐
  (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such

    Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

  ☐
  (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

  ☐
  (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2.     Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

  ☐
  (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

  ☐
  (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] :

  ☐
  144A Global Note, :

  ☐
  Regulation S Global Note, :

    with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the

    Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
[INSERT NAME OF TRANSFEROR]

By:	Name: Title:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Americold Warehouse Investment Portfolio LLC
c/o AmeriCold Logistics, LLC
10 Glenlake Parkway, South Tower
Suite 800
Atlanta, GA 30328
Telecopier No.: (678) 387-4774
Attention: Chief Financial Officer and Legal Department

Wells Fargo Bank, National Association
as Trustee and Registrar—DAPS Reorg
MAC N9303-121
608-2nd Avenue South
Minneapolis, Minnesota 55479
Telephone: 877-872-4605
Facsimile: 866-969-1290
Email: DAPSReorg@wellsfargo.com

  Re:
  [            ]% Senior Secured Notes due 2020

        Reference is hereby made to the Indenture, dated as of May [            ], 2010 (the "Indenture"), among Americold Warehouse Investment Portfolio LLC, a Delaware limited liability company (the "Company"), the Subsidiary Guarantors and Wells Fargo Bank, National Association, a national banking association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $            aggregate principal amount of:

  (a)
  ☐    a beneficial interest in a Global Note, or

  (b)
  ☐    a Definitive Note,

  we confirm that:

        1.     We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        2.     We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the

D-1

Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3.     We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

        4.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5.     We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
[Insert Name of Accredited Investor]
By:
Name: Title:

D-2

 EXHIBIT E

FORM OF NOTATION OF GUARANTEE

        For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture, dated as of May [            ], 2010 (the "Indenture"), among Americold Warehouse Investment Portfolio LLC, a Delaware limited liability company (the "Company"), the Subsidiary Guarantors and Wells Fargo Bank, National Association, a nationally chartered banking association, as trustee (the "Trustee"), (a) that the principal of, premium (if any), interest and Special Interest (if any) on, the Notes (as defined in the Indenture) will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium (if any), interest and Special Interest (if any) on, the Notes, if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the Notes), and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full when due, all in accordance with the terms of the Indenture and the Notes and (b) that, in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

[SIGNATURE PAGE FOLLOWS]

E-1

        IN WITNESS HEREOF, each Subsidiary Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.

[NAME OF GUARANTOR]

E-2

 EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

        SUPPLEMENTAL INDENTURE, dated as of                                    , among                                    (the "Guaranteeing Subsidiary"), a subsidiary of Americold Warehouse Investment Portfolio LLC, a Delaware limited liability company (or its permitted successor) (the "Company"), the Company, the Subsidiary Guarantors listed on the signature pages hereto and Wells Fargo Bank, National Association (or its permitted successor), a national banking association, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company and the other Subsidiary Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May [            ], 2010 providing for the issuance of the Company's [            ]% senior secured notes due 2020 (the "Notes");

        WHEREAS, the Indenture provides that, under certain circumstances, the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall, subject to Article 11 of the Indenture, jointly and severally with all of the other Subsidiary Guarantors, fully and unconditionally guarantee the Notes on the terms and conditions set forth therein (the "Note Guarantee"); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to join the Company and the Subsidiary Guarantors in execution and delivery of this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

          (a)    Capitalized Terms.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          (b)    Agreement to Guarantee.    The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

          (c)    Execution and Delivery.    The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

          (d)    No Recourse Against Others.    No director, officer, employee, incorporator, stockholder, member, manager or partner of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. The waiver and release under this Section 4 are part of the consideration for the Note Guarantees. Such waiver and release may not, however, be effective to waive liabilities under the U.S. federal securities laws.

          (e)    GOVERNING LAW.    THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

          (f)    Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          (g)    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

          (h)    Trustee.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]
By:	Name: Title:
THE COMPANY:
AMERICOLD WAREHOUSE INVESTMENT PORTFOLIO LLC, a Delaware limited liability company
By:	Name: Title:
SUBSIDIARY GUARANTORS:
[NAMES OF EXISTING GUARANTORS]
By:	Name: Title:
TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	Name: Title:

QuickLinks

  Exhibit 4.2
AMERICOLD WAREHOUSE INVESTMENT PORTFOLIO LLC AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO [ ]% SENIOR SECURED NOTES DUE 2020
CROSS-REFERENCE TABLE
TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE 2 THE NOTES
ARTICLE 3 REDEMPTION AND PREPAYMENT
ARTICLE 4 COVENANTS
ARTICLE 5 SUCCESSORS
ARTICLE 6 DEFAULTS AND REMEDIES
ARTICLE 7 TRUSTEE
ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE
ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER
ARTICLE 10 COLLATERAL AND SECURITY
ARTICLE 11 NOTE GUARANTEES
ARTICLE 12 SATISFACTION AND DISCHARGE
ARTICLE 13 MISCELLANEOUS
SIGNATURES
  EXHIBIT A
[Face of Note]
Americold Warehouse Investment Portfolio LLC [ ]% Senior Secured Notes due 2020
[SIGNATURE PAGE FOLLOWS] [ Attach Notation of Guarantee for each Subsidiary Guarantor ]
AMERICOLD WAREHOUSE INVESTMENT PORTFOLIO LLC [ ]% Senior Secured Notes due 2020
ASSIGNMENT FORM
OPTION OF HOLDER TO ELECT PURCHASE
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE
  EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
ANNEX A TO CERTIFICATE OF TRANSFER
  EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
  EXHIBIT E
FORM OF NOTATION OF GUARANTEE
  EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS
W I T N E S S E T H